- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                                                                    Exhibit 2.1





                              Acquisition Agreement
                                  by and among
                      United Asset Management Corporation,
                             Heitman Financial Ltd.,
                      JMB Institutional Realty Corporation
                             JMB Realty Corporation
                                       and
   Certain Affiliates of JMB Institutional Realty Corporation. and JMB Realty Corporation
                                   Dated as of
                                October 18, 1994






- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                              Acquisition Agreement
                                  by and among
                      United Asset Management Corporation,
                             Heitman Financial Ltd.,
                      JMB Institutional Realty Corporation
                             JMB Realty Corporation
                                       and
   Certain Affiliates of JMB Institutional Realty Corporation. and JMB Realty Corporation
                                   Dated as of
                                October 18, 1994

                                TABLE OF CONTENTS
                                -----------------



                                                                            PAGE
                                                                            ----


Article I. Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . .  2

  1.1 Sale of Purchased Assets . . . . . . . . . . . . . . . . . . . . . . .  2
  1.2 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  1.3 Adjustment in Purchase Price . . . . . . . . . . . . . . . . . . . . .  4
    (a) Original Schedule. . . . . . . . . . . . . . . . . . . . . . . . . .  4
    (b) Base Annual Billings . . . . . . . . . . . . . . . . . . . . . . . .  5
    (c) Adjustment at First Closing. . . . . . . . . . . . . . . . . . . . .  5
    (d) Adjustment for Decreased Expenses. . . . . . . . . . . . . . . . . .  7
    (e) Adjustment at Second Closing . . . . . . . . . . . . . . . . . . . .  7
    (f) Post-Closing Adjustments . . . . . . . . . . . . . . . . . . . . . .  8
    (g) Example. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  1.4 Obligations Assumed by UAM and Heitman . . . . . . . . . . . . . . . .  9
  1.5 Accrued Items of Income and Expense. . . . . . . . . . . . . . . . . .  9

Article II. The Closing and the Second Closing . . . . . . . . . . . . . . . 10

Article III. Representations and Warranties of the Sellers . . . . . . . . . 10

  3.1 Organization and Authority . . . . . . . . . . . . . . . . . . . . . . 11
  3.2 Charter, By-Laws, Minutes and Partnership Agreements . . . . . . . . . 11
  3.3 No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  3.4 Ownership of Purchased Assets. . . . . . . . . . . . . . . . . . . . . 12
  3.5 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 12
  3.6 No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  3.7 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.8 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

  3.9  Interests of Officers . . . . . . . . . . . . . . . . . . . . . . . . 16
  3.10 Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  3.11 Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  3.12 Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . 17
  3.13 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  3.14 Names, Franchises, Permits, Etc.. . . . . . . . . . . . . . . . . . . 18
  3.15 Investment Advisory and Property Management Contracts . . . . . . . . 18
  3.16 Other Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  3.17 Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  3.18 Bank Accounts and Money Market Funds. . . . . . . . . . . . . . . . . 21
  3.19 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  3.20 Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  3.21 Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . 22
  3.22 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  3.23 Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  3.24 Corporate Sellers' Authority. . . . . . . . . . . . . . . . . . . . . 25
  3.25 Partnership Sellers' and all other Sellers' Authority . . . . . . . . 25
  3.26 Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . 26
  3.27 Conflict Policies . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  3.28 No Practices in Violation of Law. . . . . . . . . . . . . . . . . . . 27
  3.29 Employees' Health . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  3.30 Investment Representations. . . . . . . . . . . . . . . . . . . . . . 27
  3.31 Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . . . . 28
  3.32 Pooled Investment Vehicles. . . . . . . . . . . . . . . . . . . . . . 29
  3.33 Investment Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . 29
  3.34 Title to Purchased Assets . . . . . . . . . . . . . . . . . . . . . . 29
  3.35 Adequacy of Purchased Assets and other Rights for
         Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . 29
  3.36 Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . 30
  3.37 No Other Business . . . . . . . . . . . . . . . . . . . . . . . . . . 30

Article IV. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 30

  4.1 Indemnification, General . . . . . . . . . . . . . . . . . . . . . . . 30
  4.2 Survival of Representations and Warranties . . . . . . . . . . . . . . 31
  4.3 Third-Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  4.4 Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  4.5 Limitation on Liability. . . . . . . . . . . . . . . . . . . . . . . . 32
  4.6 Order of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  4.7 Indemnification by UAM and Heitman . . . . . . . . . . . . . . . . . . 33
  4.8 Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

Article V. Representations of UAM and Heitman. . . . . . . . . . . . . . . . 34

  5.1 Organization of UAM and Heitman and Corporate Authority. . . . . . . . 34
  5.2 No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

  5.3 Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  5.4 Charter, By-laws and Resolutions . . . . . . . . . . . . . . . . . . . 35
  5.5 Financial Statements of UAM. . . . . . . . . . . . . . . . . . . . . . 35
  5.6 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  5.7 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  5.8 UAM's and Heitman's Authority. . . . . . . . . . . . . . . . . . . . . 36
  5.9 Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  5.10 Capitalization of UAM . . . . . . . . . . . . . . . . . . . . . . . . 36
  5.11 Authorization of Note and Warrant . . . . . . . . . . . . . . . . . . 37
  5.12 Reservations of Common Stock. . . . . . . . . . . . . . . . . . . . . 37
  5.13 Fiduciary Requirement . . . . . . . . . . . . . . . . . . . . . . . . 37
  5.14 Securities Law Representations. . . . . . . . . . . . . . . . . . . . 37
  5.15 Heitman's Business. . . . . . . . . . . . . . . . . . . . . . . . . . 37
  5.16 Intent of UAM and Heitman.. . . . . . . . . . . . . . . . . . . . . . 38
  5.17 No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . 38

Article VI. Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 38

  6.1 Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  6.2 Transfer Taxes on Sale . . . . . . . . . . . . . . . . . . . . . . . . 38
  6.3 Allocation of Purchase Price Among Purchased Assets. . . . . . . . . . 39
  6.4 Election under Section 338(h)(10) of the Code. . . . . . . . . . . . . 39
  6.5 Treatment as an Asset Acquisition. . . . . . . . . . . . . . . . . . . 39
  6.6 Sellers' Responsibility for Tax Liabilities. . . . . . . . . . . . . . 40
  6.7 Identity of Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . 40

Article VII. Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . 41

  7.1 Procedure for Obtaining Consents . . . . . . . . . . . . . . . . . . . 41
  7.2 Non-Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  7.3 Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  7.4 Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  7.5 Return of Confidential Information . . . . . . . . . . . . . . . . . . 42
  7.6 Third Party Discussions. . . . . . . . . . . . . . . . . . . . . . . . 42
  7.7 Agreement Relating to Mutual Funds . . . . . . . . . . . . . . . . . . 42
  7.8 Agreement on Specifications for Tenant Build-Out of
        Subleased Office Space . . . . . . . . . . . . . . . . . . . . . . . 43
  7.9 Prohibition On Servicing Clients . . . . . . . . . . . . . . . . . . . 43
  7.10 Withdrawal from Employee Benefit Plans. . . . . . . . . . . . . . . . 43
  7.11 Property Management Contracts . . . . . . . . . . . . . . . . . . . . 44
  7.12 Joint Venture Agreement . . . . . . . . . . . . . . . . . . . . . . . 44
  7.13 Subadvisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . 44

Article VIII. Conduct of the Business Prior to the First Closing Date. . . . 45

Article IX. Conditions Precedent to UAM's and Heitman's Obligations. . . . . 46

  9.1 Delivery of Documents of Transfer. . . . . . . . . . . . . . . . . . . 46

  9.2 Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 46
  9.3 Representations and Warranties True at the First Closing Date. . . . . 46
  9.4 Indemnitors' Certificate . . . . . . . . . . . . . . . . . . . . . . . 46
  9.6 Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
  9.7 Opinion of Counsel for the Sellers . . . . . . . . . . . . . . . . . . 47
  9.8 The Sellers' Performance . . . . . . . . . . . . . . . . . . . . . . . 47
  9.9 Conduct of the Business Prior to the First Closing Date. . . . . . . . 47
  9.10 Certificate Relating to Real Property Interests . . . . . . . . . . . 47
  9.11 Approval of Documentation . . . . . . . . . . . . . . . . . . . . . . 48
  9.12 Examination of Books And Records. . . . . . . . . . . . . . . . . . . 48
  9.13 Advisers Act Registration . . . . . . . . . . . . . . . . . . . . . . 48
  9.14 Dissolution of Certain Subsidiary Partnerships and Execution
         of Partnership Amendments . . . . . . . . . . . . . . . . . . . . . 48
  9.15 Life Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
  9.16 Form 8-K. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  9.17 Hart-Scott-Rodino Filing. . . . . . . . . . . . . . . . . . . . . . . 49
  9.18 Exchange Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  9.19 Sellers' Relationship with Client Investment Vehicles . . . . . . . . 49
  9.20 Resignations of Trustees. . . . . . . . . . . . . . . . . . . . . . . 49
  9.21 Sublease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  9.22 Service Bureau Agreement. . . . . . . . . . . . . . . . . . . . . . . 49
  9.23 Software License. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
  9.24 Tradename License . . . . . . . . . . . . . . . . . . . . . . . . . . 50
  9.25 Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
  9.26 PRA Newco Registration. . . . . . . . . . . . . . . . . . . . . . . . 50
  9.27 Subadvisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . 50

Article X. Conditions Precedent to the Sellers' Obligations. . . . . . . . . 50

  10.1 Opinion of UAM's and Heitman's Counsel. . . . . . . . . . . . . . . . 50
  10.2 Representations and Warranties True at the First Closing Date . . . . 50
  10.3 Performance of UAM and Heitman. . . . . . . . . . . . . . . . . . . . 51
  10.4 Authority of UAM and Heitman. . . . . . . . . . . . . . . . . . . . . 51
  10.5 Approval of Documentation . . . . . . . . . . . . . . . . . . . . . . 51
  10.6 Hart-Scott-Rodino Filing. . . . . . . . . . . . . . . . . . . . . . . 51
  10.7 Exchange Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
  10.8 Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
  10.9 Property Management Agreement . . . . . . . . . . . . . . . . . . . . 51
  10.10 Sublease.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

Article XI. Post-Closing Covenants . . . . . . . . . . . . . . . . . . . . . 52

  11.1 Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
  11.2 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
  11.3 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . 58

  11.4 Amendment to Registrations and Filing of Form 8-K . . . . . . . . . . 58
  11.5 Compliance with Hart-Scott-Rodino Act . . . . . . . . . . . . . . . . 58
  11.6 Additional Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 58
  11.7 Payment of Signing Bonuses. . . . . . . . . . . . . . . . . . . . . . 59
  11.8 Payments with respect to Residual Fee Calculations. . . . . . . . . . 59
  11.9  Employee Benefit Liabilities . . . . . . . . . . . . . . . . . . . . 60
  11.10 Identification of Heitman as Property Manager. . . . . . . . . . . . 60
  11.11 Offers of Employment to Certain Salaried Employees . . . . . . . . . 60
  11.12 Use of Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
  11.13 Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . 61
  11.14 Benefit Plan Qualification Matters . . . . . . . . . . . . . . . . . 61
  11.15 Identity of Senior Lenders . . . . . . . . . . . . . . . . . . . . . 62

Article XII. Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 62

  12.1 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
  12.2 Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . 62

Article XII. General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

  13.1 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 63
  13.2 Equitable Relief; Binding Effect. . . . . . . . . . . . . . . . . . . 63
  13.3 Separate Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 63
  13.4 Representations and Warranties. . . . . . . . . . . . . . . . . . . . 63
  13.5 Transaction Costs . . . . . . . . . . . . . . . . . . . . . . . . . . 63
  13.6 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
  13.7 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
  13.8 Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
  13.9 Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
  13.10 Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
  13.11 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

Exhibits


A    Form of UAM Non-Negotiable Subordinated Note (Section 1.2)
B    Form of Subordination Agreement (Section 1.2)
C    Form of Warrant Agreement (Section 1.2)
D    Form of Warrant Certificate (Section 1.2)
E    Tradename License Agreement (Section 1.1(f))
F    Software License Agreement (Section 1.1(f))
G    Audited Financials (Section 3.5)
H    Unaudited Financials (Section 3.5)
I    UAM Audited Financials (Section 5.5)
J    UAM Unaudited Financials (Section 5.5)
J-1  HAC Balance Sheet
K    Form of Consent (Art. VII)
K-1  Form of Notification (Art. VII)
L    Indemnitors' Closing Certificate as to Representations, etc. (Section 9.3)
M    Indemnitors' Certificate as to By-Laws, etc. (Section 9.4)
N    Indemnitors' Certificate as to Assigned Billings(Section 9.5)
O    Indemnitors' Certificate Relating to Real Property Interests (Section 9.10)
P    UAM Certificate as to Representations, etc. (Section 10.2)
Q    Office Sublease (Section 9.21)
R    Service Bureau Agreement (Section 9.22)
S    Partnership Amendments (Section 9.19)
T    Form of Opinion of Sellers' Counsel (Section 9.7)
U    Form of Opinion of UAM's and Heitman's Counsel (Section 10.1)


Schedules


1      Sellers
1.1    Excluded Assets
1.1(a) Investment Advisory Contracts
1.1(b) Corporate Interests and Partnership Interests
1.1(g) Leases
1.1(h) Other Contracts
1.2    Payees of subnotes
1.3(b) Calculation of Base Annual Billings
1.3(c) Multiple
1.3(d) Client
1.3A   Client List for the Business
1.3C   Example of Calculation of Adjustment

1.3(f) Pending Real Estate Acquisitions
1.5    Prepaid and Accrued Items and Transaction Fees included in Purchased
       Assets
2.     PRA Assets
3.4    Encumbrances
3.5    Liabilities (Expense and Revenue Runrate)
3.7    Subsidiaries
3.8    Taxes
3.9    Interests of Officers
3.11   Personal Property
3.12   Accounts Receivable
3.13   Insurance Policies
3.14   Names, Franchises, Permits, Etc.
3.16   Loan Agreements/Powers of Attorney
3.17   Employees
3.18   Bank Accounts and Money Market Funds
3.19   Litigation
3.21   Employee Benefit Plans
3.22   Other Disclosure
3.23   Consents
3.26   Registered Advisers and Mutual Funds
3.27   Conflict Policies
3.29   Physicians' Letters
3.31   Licenses and Permits
3.33   Entities formed to hold properties for Business's clients
3.34   Transfer of Title
3.35   Operating Entities
3.36   Capital Contributions
3.37   Other Business
5.15   Heitman's Business
7.1    Procedure for Obtaining Consents
7.3    Withdrawing Advisers and Amending Advisors
8.     Conduct of the Business Prior to the First Closing Date
9.2    Employment Agreements
9.5    Clients' Consents and Acknowledgments
9.14   Dissolving Partnerships
9.15   Persons to be Insured by UAM
9.19   Sellers' Relationships with Investment Vehicles remaining after First
       Closing
9.25   Other Agreements
11.1   Non-Competition
11.7   Employees

                              ACQUISITION AGREEMENT
                              ---------------------



       AGREEMENT made as of the 18th day of October 1994, by and among:

       (i) United Asset Management Corporation, a Delaware corporation having its principal place of business at One International Place, Boston, Massachusetts 02110 ("UAM");

       (ii) Heitman Financial Ltd., a wholly owned subsidiary of UAM and an Illinois corporation having its principal place of business at 180 North LaSalle Street, Chicago, Illinois 60601 ("Heitman");

       (iii) JMB Institutional Realty Corporation, an Illinois corporation having its principal place of business at 900 North Michigan Avenue, Chicago, Illinois 60611 ("JMBIR") and JMB Realty Corporation, a Delaware corporation, each having its principal place of business at 900 North Michigan Avenue, Chicago, Illinois 60611 ("JMBRC"); and

       (iv) The persons and entities listed on Schedule 1 hereto which are the owners, directly or indirectly, of all of the Purchased Assets, as defined in Section 1.1 below (such persons and entities together with JMBIR and JMBRC are collectively referred to herein as the "Sellers").



                              W I T N E S S E T H:

     WHEREAS, JMBIR, JMBRC and their Affiliates (as defined in Section 13.9 below) provide a wide range of real estate related services and products to retail, institutional and other clients and customers; and

     WHEREAS, based upon the representations, agreements and warranties herein made by the Sellers and subject to the terms and conditions contained in this Agreement, UAM and Heitman desire that UAM acquire all of the institutional real estate advisory assets and business and property management assets and business owned directly or indirectly by the Sellers, other than Sellers' retail property management assets and business and the Excluded Assets set forth on Schedule 1.1 hereto, as provided below (the "Business") and transfer all of such assets and business to Heitman and its subsidiaries; and

     WHEREAS, based upon the representations, agreements and warranties herein made by UAM and Heitman and subject to the terms and conditions contained in this Agreement, the Sellers wish to transfer and sell the Business to UAM for transfer to Heitman and its subsidiaries and to have Heitman and its subsidiaries continue the Business;

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:


Article I.     PURCHASE AND SALE.

     1.1 SALE OF PURCHASED ASSETS. Subject to the terms and conditions set forth herein, as of the First Closing Date (as defined in Article II) UAM shall purchase from the Sellers and their Affiliates and the Sellers shall cause to be conveyed, transferred, set over, assigned and delivered to UAM, Heitman or such subsidiaries of Heitman as UAM shall direct free and clear of all liens, attachments, charges, lis pendens, and encumbrances of any nature (except as may otherwise expressly be permitted by this Agreement), all of the institutional real estate investment advisory assets and business and property management assets and business owned directly or indirectly by the Sellers together with all proprietary and associated rights including any goodwill related thereto, except such assets to be retained or distributed by the Sellers or any of them as are set forth on Schedule 1.1 hereto ("Excluded Assets"), including without limitation the assets described in Sections 1.1.(a) through (j) inclusive (such assets being referred to herein collectively as the "Purchased Assets").

          (a) INVESTMENT ADVISORY CONTRACTS. The institutional real estate investment advisory agreements listed on Schedule 1.1(a) hereto and any other such agreements entered into by the Business prior to closing and reflected on the Closing Date Schedule and Revised Closing Date Schedule as defined in
Section 1.3 below.

          (b) CORPORATE INTERESTS AND PARTNERSHIP INTERESTS. All the issued and outstanding equity interests in the corporations listed on Schedule 1.1(b) hereto (the "Corporate Interests" and the corporations represented by the Corporate Interests, the "Purchased Corporations") and the partnership interests listed on Schedule 1.1(b) hereto (the "Partnership Interests" and the partnerships represented in whole or in part by the Partnership Interests, the "Purchased Partnerships").

          (c) PROPERTY MANAGEMENT CONTRACTS. The property management contracts listed on Schedule 1.3A hereto, the Closing Date Schedule and the Revised Closing Date Schedule.

          (d) PERSONAL PROPERTY. The office equipment, computer equipment and software, leasehold improvements, fixtures, furniture, furnishings, other equipment, marketing materials, supplies and all other tangible assets and personal property owned directly or indirectly by the Sellers and used by the employees of the Business and listed or described on Schedule 3.11 hereto (the "Personal Property").

          (e) RECORDS AND DOCUMENTS. All records owned directly or indirectly by the Sellers relating to the Business, including but not limited to customer lists, prospects lists, books, records, personnel records, customer files, correspondence files, other files, data, memoranda, printouts, notebooks, reports, reference and resource library materials, financial records of all types, and all other documentation relating to the Business, whether in writing, recorded electronically or in any other form or format whatsoever (the "Records").

          (f) SOFTWARE AND TRADENAME LICENSES. The right to use certain tradenames, as provided in the Tradename License Agreement in the form attached hereto as Exhibit E to be delivered at the First Closing, and software, as provided in the Software License Agreement in the form attached hereto as Exhibit F and to be delivered at the First Closing.

          (g) LEASES. All leasehold interests in real estate used in the Business including but not limited to the leases set forth on Schedule 1.1(g) hereto (the "Leases").

          (h) OTHER CONTRACTS. The contracts, agreements, arrangements or commitments relating to the Business listed on Schedule 1.1(h) hereto (the "Contracts").

           (i) PREPAID EXPENSES. The prepaid expenses relating to the Business identified on Schedule 1.5 hereto.

          (j) CASH. An amount in cash equal to Two Million Dollars ($2,000,000) (the "Cash").

     1.2 PURCHASE PRICE. Subject to adjustment as provided in Section 1.3, below, UAM shall pay the Sellers in consideration of the purchase and sale of the Purchased Assets (the "Purchase Price"):

          (a) Subject to the following sentence, Two Hundred Twenty Million Dollars ($220,000,000) principal amount of UAM Non-Negotiable six and one-half percent (6.5%) Subordinated Note (the "Note") in the form of Exhibit A hereto and subordinated substantially in accordance with the form of Subordination Agreement attached hereto as Exhibit B (the "Subordination Agreement"), with One Hundred Fifty Million Dollars ($150,000,000) to be due and payable on the third business day after the date thereof (the "Short-Term Portion" which term as used herein shall include the cash proceeds of such payment from and after the date of such payment) and Seventy Million Dollars ($70,000,000) to be due and payable on the seventh anniversary of the First Closing Date (the "Long-Term Portion"); provided, however, that Sellers, at their option by written notice to UAM at least two weeks prior to the First Closing, may elect to receive all or part of the Short-Term Portion in cash to be paid by wire transfer in same day funds. The Short-Term Portion shall be reduced by the amount of the signing bonuses contemplated by Section 11.7.

The Note shall be divided into subnotes, and the subnotes shall be payable to the payees and in the amounts set forth on Schedule 1.2, which Schedule shall be delivered by the Sellers no later than two weeks prior to the First Closing Date; and

          (b) A Warrant Agreement in the form of Exhibit C attached hereto (the "Warrant Agreement"), and a Warrant Certificate to be delivered by UAM in the form of Exhibit D attached hereto evidencing the right to purchase 1,515,179 ($35,000,000 principal amount of the Long-Term Portion divided by the Warrant exercise price of $46.00, and $35,000,000 principal amount of the Long-Term Portion divided by the Warrant exercise price of $46.40) shares of UAM's Common Stock (the "Warrant"), and exercisable in accordance with the Warrant Agreement at $46.00 per share for 760,869 shares and $46.40 per share for 754,310 shares, subject to adjustment as stated in the Warrant Agreement.

     The Purchase Price shall be delivered, PRO RATA with respect to the Short-Term Portion, the Long-Term Portion and the Warrant (allocated 50% to the shares with an exercise price of $46.00 and 50% to the shares with an exercise price of $46.40), in separate installments at the First Closing and the Second Closing (as such terms are defined in Article II below), in amounts determined as follows. The portion of the Purchase Price to be delivered at the First Closing shall be the amount of the Purchase Price, as adjusted at Closing pursuant to Section 1.3(c) and (d) hereof, less $3,829,000. In addition, an amount equal to $2,735,000 of Purchase Price will be withheld at the First Closing. The portion of the Purchase Price to be delivered at the Second Closing shall be the amount of the Purchase Price, as adjusted pursuant to Sections 1.3(d) and (e) hereof, less the amount delivered at the First Closing.

     1.3 ADJUSTMENT IN PURCHASE PRICE. If any adjustment is required by the provisions of the following subparagraphs, the Purchase Price payable by UAM to the Sellers will be reduced, PRO RATA with respect to the Short-Term Portion and the Long-Term Portion, with a pro rata reduction in the Warrant, by an amount calculated in the following manner:

         (a) ORIGINAL SCHEDULE. The Sellers have prepared and delivered to Heitman on or prior to the date hereof, a list (Schedule 1.3A) of investment advisory and property management clients of the Business as of the date hereof showing for each client and as of that date, (i) the client's name (ii) the carrying value of assets under management for purposes of billing the client (under the related Investment Advisory Contract) and the 1994 annualized property management fees for properties managed as of the date of this Agreement under the related Property Management Contract, and (iii) pro forma annual billings calculated by multiplying the appropriate assets under management by the annual percentage fee or fee applicable to such client and property under its investment advisory contracts with the Business, or, where billings are collected pursuant to the terms of a partnership agreement, pro forma annual billings as determined in accordance with such partnership agreement (the "Original Schedule").

         (b)  BASE ANNUAL BILLINGS.   Based on negotiations as to the Purchase
Price leading to the execution of this Agreement, "Base Annual Billings" of the Business are as set forth on Schedule 1.3(b) hereto.

         (c) ADJUSTMENT AT FIRST CLOSING. At the First Closing, the Sellers will deliver to Heitman a revised Schedule 1.3A (the "Closing Date Schedule") as of the close of business on the last business day before the First Closing prepared as follows:

    (i) The Closing Date Schedule will be adjusted so as to reduce pro forma annual billings with respect to all clients that have terminated in whole or in part their investment advisory or property management relationship with the Business, or that, to the knowledge of any of the Sellers, have expressed to any of the Sellers or their Affiliates (orally or in writing) their intention to terminate that relationship in whole or in part (the parties agreeing that in the case of a client which is not a separate account client, an expression of an intention to terminate does not include such expressions from a participant in such client which participant does not have the authority to terminate such relationship, unless that number of participants, which, in the aggregate, would have the ability to cause such termination have expressed an intention to terminate the relationship) or have directed the Sellers or their Affiliates to sell one or more properties and to distribute the proceeds to the client and not reinvest such proceeds or a request to transfer the management of one or more assets to another manager. UAM and Heitman acknowledge that one or more accounts for the client named on Schedule 1.3(d) hereto, are in the process of an orderly liquidation of properties held by them and that, unless the Sellers' instructions with respect to such account change or they are notified that the client intends to terminate the real estate investment advisory agreement between it and its advisor , the Closing Date Schedule shall reflect all revenues attributable to such advisory agreement on the Original Schedule except for those attributable to assets under management for the client named on
            Schedule 1.3(d) hereto which are actually sold or otherwise disposed of prior to the First Closing Date. The amount of the reduction in pro forma annual billings hereunder shall reflect the investment fee basis of the assets with respect to which asset management has been terminated or proposed to be terminated (as described above), the annualized billings of properties as to which property management has been terminated or proposed to be terminated (as described above), and the fee rates or other fee payment provisions under the applicable Investment Advisory and Property Management Contract, all as reflected on the Original Schedule.

     (ii) The Closing Date Schedule will be adjusted so as to increase pro forma annual billings for clients that have placed assets under management by the

            Business and have entered into Investment Advisory and/or Property Management Contracts (including existing clients on the date hereof who have placed additional assets under management, whether under existing or new investment advisory contracts and/or property management contracts). The amount of the increase shall likewise reflect the value of the assets with respect to which asset management has commenced, the annualized billings of the properties as to which property management has commenced (which shall be based on the pro forma annualized budget prepared on a basis consistent with the Original Schedule), and the fee rates and other fee payment provisions under the applicable Investment Advisory and Property Management Contracts.

    (iii) The Closing Date Schedule shall incorporate in the calculation of pro forma annual billings any fee reductions or concessions granted to any clients of the Business since the date hereof.

    (iv) The Closing Date Schedule shall not reflect fluctuations in the market value of assets under management (but shall reflect additional capital expenditures to the extent that such expenditures result in an increase in the value of the assets under management for the purposes of billing the relevant client(s)) since July 1, 1994 or increases (if any) in the Business's fee rates subsequent to that date.

    (v) The Closing Date Schedule shall assume that pro forma annualized revenues from clients of PRA Securities Advisors L.P. ("PRA") are as set forth on Schedule 1.3(b).


The investment advisory agreements, partnership agreements providing for payment of an investment advisory fee, partnership agreements for Institutional Apartments I, L.P. and Institutional Apartments II, L.P. and property management agreements identified on the Original Schedule and the Closing Date Schedule are referred to herein collectively as the "Investment Advisory Contracts" and the "Property Management Contracts," as appropriate. Pro forma annual billings shown on the Closing Date Schedule are referred to as "Assigned Annual Billings." If Assigned Annual Billings are less than Base Annual Billings, the Purchase Price shall be reduced by the amount of such shortfall multiplied by the multiple set forth on Schedule 1.3(c) hereto (the "Multiple"). If Assigned Annual Billings are equal to or exceed Base Annual Billings, there shall be no adjustment to the Purchase Price at the First Closing.

               (d) ADJUSTMENT FOR DECREASED EXPENSES If a client other than any Fund advised by PRA terminates its investment advisory or property management relationship with the Business prior to the First Closing and such termination has resulted in a reduction in the Purchase Price pursuant to Section 1.3(c) above, the Purchase Price shall be increased by the amount of Demonstrable Savings (as defined below) times the Multiple, but in no event shall such increase exceed the decrease in Purchase Price with respect to such terminated contracts under
Section 1.3(c). For purposes hereof, the term "Demonstrable Savings" shall mean the annualized direct cash expenses of the Business that the Sellers are able to reasonably demonstrate to UAM and Heitman will be saved as a result of such termination provided, however, that, for the purposes of any adjustment provided for in this Section 1.3 hereof, Demonstrable Savings with respect to the client listed on the Original Schedule which on the date hereof does not have a written Investment Advisory Contract with the Business, shall be deemed to be $400,000. If the Sellers are able to demonstrate Demonstrable Savings at the Second Closing which they were unable to demonstrate at the First Closing, the Purchase Price shall be increased at the Second Closing by the amount of such Demonstrable Savings times the Multiple, but in no event shall such increase exceed the decrease in Purchase Price with respect to such terminated contracts under Section 1.3(c).

               (e) ADJUSTMENT AT SECOND CLOSING. At the Second Closing, the Sellers shall deliver to Heitman a revised Schedule 1.3A (the "Revised Closing Date Schedule"), which shall be in all respects identical to the Closing Date Schedule except as follows:

      (i) Any of the adjustments called for by Section 1.3(c)(i), (ii) (iii) and (iv) above with respect to separate account clients of PRA shall be reflected on the Revised Closing Date Schedule;

      (ii) If the New Fund Agreement (as defined in Section 7.7 below) has been approved by the shareholders of PRA Securities Trust at the meeting called for such purpose pursuant to Section 7.7 hereof, pro forma annual revenues for such trust shall be included based on assets under management on December 31, 1994;

     (iii) If a PRA-sponsored Fund has entered into an Advisory Contract with a Heitman subsidiary, as of the Second Closing Date, such Schedule shall include pro forma annual revenues for such Fund based on assets under management on the Second Closing Date; and

      (iv) If the New Fund Agreement has not been so approved, pro forma annual revenues from PRA Securities Trust shall be excluded from the Revised Closing Date Schedule.

Pro forma annual billings shown on the Revised Closing Date Schedule are referred to as "Second Closing Assigned Annual Billings." If Second Closing Assigned Annual Billings are less than Base Annual Billings the Purchase Price shall be reduced by the amount of such shortfall multiplied by the Multiple. If Second Closing Assigned Annual Billings exceed

Base Annual Billings , there shall be no adjustment to the Purchase Price pursuant to this Section 1.3(e).

            (f)     POST-CLOSING ADJUSTMENTS.

               (i) If, as a result of adjustments to the Purchase Price pursuant to Sections 1.3 (c),(d) and (e), the Purchase Price is reduced below $220,000,000 in aggregate of Short-Term Portion and Long-Term Portion, the Purchase Price shall be increased by an amount calculated in the following manner:

                    (1) The parties shall prepare a list (Schedule 1.3B) as of December 31, 1994 showing the amount of any increase in annualized investment advisory and property management fees (excluding transaction fees) resulting from the consummation prior to December 31, 1994 of any of the property acquisition transactions listed on Schedule 1.3(f) hereto and the amount of any decrease in annualized investment advisory and property management fees (excluding transaction fees) of the Business resulting from the disposition of any property (other than property dispositions reflected on the Closing Date Schedule or the Revised Closing Date Schedule) on or prior to December 31, 1994. The net increase in revenues shown on Schedule 1.3B, if any, is referred to as the "Post Closing Revenue."

                    (2) The Purchase Price shall be increased by the amount of the Post Closing Revenue, if any, multiplied by the Multiple, PROVIDED, HOWEVER, that in no event shall the Purchase Price exceed $220,000,000.

               (ii) As of the date which is 150 days after the date hereof, the Sellers shall prepare a list of all separate account clients which have not delivered a signed Client's Consent. The Purchase Price shall be reduced by the amount of pro forma annual billings shown on the Revised Closing Date Schedule for all such clients multiplied by the Multiple. In addition, if any client for which there is not on the date hereof a written Investment Advisory Contract shall not have executed and delivered an Investment Advisory Contract with the Business and a signed Client's Consent as of such date, the Purchase Price shall be reduced by the amount of pro forma annual billings shown on the Revised Closing Date Schedule for such client multiplied by the Multiple.

               (iii) Any net increase in the Purchase Price payable as a result of the application of subsections (i) and (ii) of this Section 1.3(f) shall be paid by delivery of the amount of such adjustment, in Short Term Portion, Long-Term Portion and Warrant (allocated 50% to the shares with an exercise price of $46.00 and 50% to the shares with an exercise price of $46.40) pro rata based on the relative amounts set forth in Section 1.2 above, by UAM on or before the date which is 180 days after the date hereof. Any net reduction in the Purchase Price payable as a result of the application of this Section 1.3(f) shall be paid by redelivery from the Sellers to UAM of the amount of such adjustment, in Short-Term Portion, Long-Term Portion and Warrant (allocated 50% to the shares with an exercise price of $46.00 and 50% to the shares with an exercise price of $46.40) on or before the date which is 180 days after the date hereof.

               (iv) The parties agree that if there is a reduction in the Purchase Price pursuant to Section 1.3(f)(ii) hereof by reason of the failure of any client to deliver an executed Client's Consent within 150 days after the date hereof, as an adjustment to the Purchase Price, UAM shall pay to the Sellers, for a period of three years from the date of the First Closing, an amount which is equal to 30% of the annual investment advisory fees (but not any property management fees) actually earned after the First Closing from any such non-consenting client by Heitman or any entity controlled by Heitman on account of assets under management by the Business for such client as of the First Closing Date payable in cash within thirty days of the receipt of any such fees by Heitman or an entity controlled by Heitman.

            (g) EXAMPLE. An example of the operation of this Section 1.3 is set forth on Schedule 1.3C hereto.

     1.4 OBLIGATIONS ASSUMED BY UAM AND HEITMAN. As further consideration for the sale of the Purchased Assets by the Sellers to Heitman and subject to the provisions of Article VIII hereof, Heitman agrees, upon the terms and subject to the conditions set forth herein, to assume at the First Closing all obligations of the Sellers to perform or provide services after the First Closing Date under the Investment Advisory Contracts, the Property Management Contracts, and the contracts, leases and other agreements listed on the Schedules to Section 1.1, and the accrued liabilities identified on Schedule 1.5 hereto, to the extent the same shall exist on the First Closing Date (the "Assumed Obligations"). Except as described in the preceding sentence, nothing in this Agreement or any Related Agreement (as defined herein) shall require UAM or Heitman to assume, and UAM and Heitman do not assume, any liabilities or obligations of the Sellers to any person or entity.

     1.5 ACCRUED ITEMS OF INCOME AND EXPENSE. At the First Closing, prepaid and accrued items of income and expense with respect to the Business identified on Schedule 1.5 shall be allocated to the Sellers with respect to all periods on or prior to the First Closing and to Heitman and/or its designated subsidiaries with respect to all periods after the First Closing. Except as set forth on
Schedule 1.5 hereto, such prepaid and accrued items of income and expense shall be determined as of the First Closing Date in accordance with generally accepted accounting principles, provided, however, except as set forth on Schedule 1.5 hereto that all transaction fees with respect to transactions which close on or after October 13, 1994 shall be allocated to Heitman or its designated subsidiaries. If the amount of prepaid items allocated to Heitman and/or its designated subsidiaries falls short of the amount of accrued items so allocated, the cash to be delivered to Heitman and UAM under Section 1.1(j) above shall be increased by the amount of such shortfall. If the amount of prepaid items allocated to Heitman and/or its designated subsidiaries exceeds the amount of accrued items so allocated, Heitman shall pay to the Sellers the amount of such excess in cash.


Article II. THE FIRST CLOSING AND THE SECOND CLOSING.

     The closing (the "First Closing") of the transactions contemplated hereby other than the purchase and sale of the Purchased Assets relating to PRA and identified on Schedule 2 hereto (the "PRA Assets") will take place at 10:00 a.m. at the offices of the Sellers' counsel within three business days after the satisfaction or waiver of the conditions set forth in Articles IX and X hereof, or at such other later time and place as the parties hereto may mutually agree upon (the "First Closing Date"). The closing of the purchase and sale of the PRA Assets (the "Second Closing") will take place at 10:00 a.m. at the offices of the Sellers' counsel within three business day after the shareholder's meeting of PRA Securities Trust described in Section 7.7 hereof , or at such other later time and place as the parties hereto may mutually agree upon (the "Second Closing Date"). All references to the First Closing or the First Closing Date herein shall be deemed to refer to the Second Closing or the Second Closing Date, as applicable, with respect to the PRA Assets.

     It is understood and agreed that at the First Closing, the Sellers will first cause to be conveyed all of the Purchased Assets (except the PRA Assets) other than the Corporate Interests and the Partnership Interests. All rights to receive the Purchase Price hereunder shall then be distributed out of the Purchased Corporations and the Purchased Partnerships. Finally, the Sellers will cause to be conveyed the Partnership Interests and thereafter, the Corporate Interests.


Article III.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

     As a material inducement to UAM and Heitman to enter into and perform this Agreement, the Sellers represent, warrant, covenant and agree that:

     3.1 ORGANIZATION AND AUTHORITY. Each Seller organized as a corporation (the "Corporate Sellers") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on Schedule 1 hereto, with full power and authority to own or lease and use its properties and assets (except where such failure would not have a material adverse effect on the Business), to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Each Seller which is a partnership (the "Partnership Sellers") is a general partnership or a limited partnership as set forth on
Schedule 1 and is duly formed and validly existing under the laws of the jurisdiction set forth on Schedule 1 hereto with full power and authority to own or lease its properties or assets (except where such failure would not have a material adverse effect on the Business) and to conduct its business as now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Each of the Purchased Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on Schedule 1 hereto, with full power and authority to own or lease and use its properties and assets and to carry on its business as now conducted. Each of the Purchased Partnerships and each of the partnerships owned in whole or in part, directly or indirectly, by any of the Purchased Corporations and/or Purchased Partnerships (the "Subsidiary Partnerships", provided, however, that "Subsidiary Partnership" shall not include any partnership that holds client assets (such as the Apartment partnerships) for purposes of those representations and warranties which are inconsistent with the fact that such partnership is not in the business of providing investment advisory or property management services) is a general partnership or a limited partnership as set forth on Schedule 1 and is duly formed and validly existing under the laws of the jurisdiction set forth on
Schedule 1 hereto with full power and authority to own or lease its properties or assets (except where such failure would not have a material adverse effect on the Business) and to conduct its business as now conducted. Each of the Purchased Corporations, Purchased Partnerships and Subsidiary Partnerships is duly qualified or licensed as a foreign corporation or partnership, as applicable, in each jurisdiction where such qualification or license is required (except where the failure to be so qualified or licensed would not have a material adverse effect on the Business), all of which jurisdictions and the applicable Purchased Corporation, Purchased Partnership, or Subsidiary Partnership are identified on Schedule 1 hereto.

     3.2 CHARTER, BY-LAWS, MINUTES AND PARTNERSHIP AGREEMENTS. The copies of the respective Certificate or Articles of Incorporation of each Corporate Seller and Purchased Corporation as certified by the respective Secretary of State; the By-laws of each Corporate Seller and Purchased Corporation as certified by its Secretary; and the minutes of meetings of its Board of Directors and stockholders (or consents in lieu thereof) of each Corporate Seller and Purchased Corporation furnished to Heitman by the Sellers are true, correct and complete and conform to the originals thereof. The copies of the partnership agreements of each Partnership Seller, Purchased Partnership, and Subsidiary Partnership furnished to Heitman by the Sellers are correct and complete, conform to the originals thereof, and continue in full force and effect.

     3.3 NO VIOLATION. Neither the execution and delivery by any of the Sellers of this Agreement or any other agreement or instrument required by the provisions of this Agreement (collectively, the "Related Agreements") to which any of the Sellers may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the Certificate or Articles of Incorporation or By-laws of any Purchased Corporation or Corporate Seller, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which any Purchased Corporation, Purchased Partnership, Subsidiary Partnership, or Seller is a party or by which any Purchased

Corporation, Purchased Partnership, Subsidiary Partnership, or Seller is bound or to which any Purchased Corporation, Purchased Partnership, Subsidiary Partnership, or Seller is subject, including the partnership agreement of any Partnership Seller, Purchased Partnership, or Subsidiary Partnership or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of the Purchased Assets pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement), provided that the actions contemplated by Article VII are taken and the consents and approvals described in Section 3.23 hereof are obtained.

     3.4 OWNERSHIP OF PURCHASED ASSETS. The equity ownership of each of the Subsidiary Partnerships, Purchased Partnerships, Purchased Corporations and Sellers that is not a natural person is set forth on Schedule 3.4 hereto together with a description of any and all agreements, charges, options, liens, security interests, pledges, claims, restrictions and encumbrances of any nature whatsoever with respect thereto. Except as set forth on Schedule 3.4 hereto, the Sellers have, directly or indirectly, good and valid title to all of the Purchased Assets, free and clear of all claims, liens, pledges, mortgages, security interests, encumbrances, charges, options, defaults, equities or restrictions or other matters, if any, affecting the Sellers' title to, ownership of, or lease interest in any of the Purchased Assets ("Encumbrances").

     3.5 FINANCIAL STATEMENTS. The Sellers have delivered to UAM the audited balance sheets of the Business as of the end of the two most recent fiscal years of the Business, together with related audited statements of income, equity and cash flow for each of the three most recent fiscal years of the Business, certified by, or accompanied by a report of independent public accountants, all of which balance sheets and financial statements (including the notes thereto) for the periods specified therein are attached hereto as Exhibit G and collectively called the "Audited Financials."

     The Sellers have also delivered or will prior to the First Closing deliver to UAM the unaudited balance sheets of the Business as of June 30, 1994, and September 30, 1994, together with related statements of income, equity and cash flow for the periods then ended, certified by the Sellers and the principal financial and accounting officers of the Business, all of which balance sheets and financial statements (including the notes thereto) have been or will be attached hereto as Exhibit H and are referred to collectively as the "Unaudited Financials." The Audited Financials and the Unaudited Financials are hereinafter sometimes collectively referred to as the "Financial Statements."

     The Financial Statements, when delivered in accordance with this Section, will fairly present the financial position and results of operations of the Business on the dates and for the fiscal periods then ended, in accordance with generally accepted accounting principles which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods. The Financial Statements reflect or provide for all claims against and all debts and liabilities of the Business in accordance with generally accepted accounting principles.

     Schedule 3.5 hereto lists and will list (as modified as of the First Closing Date) all material claims against and all material debts and material liabilities of the Sellers in connection with the Business, absolute, accrued, contingent or otherwise, including all material bonuses payable, or paid since the date of the latest Financial Statements, and taxes due as at the date hereof, and as of the First Closing Date. Prior to the Closing, the Sellers shall cause the employers of all employees of the Business to pay bonuses for all such employees for the year ending December 31, 1994. .

     Neither the Business nor any Purchased Corporation, Purchased Partnership, or Subsidiary Partnership has any liability of any nature, contingent or otherwise, which is not fully reflected or reserved against in the September 30, 1994 Financial Statements or listed in Schedule 3.5.

     Attached to Schedule 3.5 is an "Expenses and Revenues Runrate" which includes a pro forma statement of recurring annual revenues and all expenses for the Business based on assets under management. Except as set forth on Schedule 3.5, such Expense and Revenues Runrate fairly presents the costs of running the Business as it has been conducted by the Sellers. Such statement was prepared in good faith based on reasonable assumptions.

     3.6 NO ADVERSE CHANGE. Since September 30, 1994, (a) there has been no material adverse change in the financial condition, results of operation, assets, liabilities or business of the Business, and none of the Sellers has become aware of any fact or condition (exclusive of general trends in the institutional real property advisory industry or the real property management industry and the general condition of the real estate markets, real estate industry and economy of the United States) which any of them reasonably believes would cause any such change at any time in the foreseeable future; and (b) the physical properties owned or leased in connection with the Business have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that would materially adversely affect the Business.

     3.7 SUBSIDIARIES. Except as set forth on Schedule 3.7 hereto and except for partnership interests in the Subsidiary Partnerships, none of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships owns, directly or indirectly, other than for investment purposes, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. Attached to Schedule 3.7 is an organizational chart showing all subsidiary partnerships and corporations (and any subsidiary partnerships or corporations of such subsidiaries) of the Purchased

Corporations and Purchased Partnerships, which chart is true, complete and correct in all respects.

     3.8 TAXES. For purposes of this Section 3.8 and Article VI, "Asset Sellers" shall mean JMB Institutional Realty Corporation, JMB Properties Co. JMB Property Services Co., JMB Property Company of Washington, and PRA Securities Advisors, L.P. Each of the Asset Sellers, Purchased Corporations, Purchased Partnerships and Subsidiary Partnerships has filed all federal, state, local and other tax returns which are required to be filed by it and which were due prior to the date of this Agreement and has paid all taxes shown thereon which were due prior to the date of this Agreement and which are payable by the Asset Sellers, Purchased Corporations, Purchased Partnerships, and Subsidiary Partnerships, including without limitation all taxes on properties, income, business and occupation, licenses, sales and use and payrolls. All federal, state, local and other taxes accruable since the end of the respective periods covered by such returns and up to the date hereof and the First Closing Date which are or will be payable by the Purchased Corporations, Purchased Partnerships, and Subsidiary Partnerships have or will have been paid or accrued in accordance with generally accepted accounting principles by the Subsidiary Partnerships , Purchased Corporations, or Purchased Partnerships, as appropriate or reflected as a liability on Schedule 3.5 hereto. The tax returns of the Purchased Corporations, Purchased Partnerships and Subsidiary Partnerships for the last five fiscal years heretofore delivered to UAM are true, accurate and complete, and fairly present the information purported to be shown therein, and reflect all tax liabilities of the Purchased Corporations, Purchased Partnerships and Subsidiary Partnerships for the periods covered thereby. The Financial Statements include adequate reserves or otherwise provide in accordance with generally accepted accounting principles for all accrued and unpaid Federal, state and local taxes payable by the Purchased Corporations, Purchased Partnerships, and Subsidiary Partnerships for periods covered thereby except with respect to Subsidiary Partnerships which hold assets on behalf of clients. Except as set forth on Schedule 3.8 hereto, there are currently no audits, examinations or other disputes with any taxing authority with respect to any tax liability of any of the Purchased Corporations, Purchased Partnerships, or Subsidiary Partnerships.

     JMB Institutional Realty Advisors, Inc. has filed a valid election under
Section 1362 of the Internal Revenue Code ("Code") to be an S corporation governed by the provisions of Subchapter S of the Code effective from and after
the date indicated on Schedule 3.8 hereto.   Such election has not been revoked.
JMB Institutional Realty Advisors, Inc. has at the time of the filing of such election, and since such filing, has met all of the requirements of Subchapter S of the Code to be eligible for treatment as an S corporation under the Code.

     Except as set forth on Schedule 3.8 hereto, no federal income tax returns of any of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships have been audited by the Internal Revenue Service, and none of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships has granted any power of attorney to any person to represent it before the Internal Revenue Service. Except as set forth on Schedule 3.8 hereto, no federal or state tax liabilities have been assessed or proposed with respect to any Asset Seller, Purchased Corporation, Purchased Partnership, or Subsidiary Partnership which remain unpaid. Except as set forth on Schedule 3.8 hereto, none of the Asset Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships is aware of any basis upon which any assessment for a material amount of additional taxes with respect to any Purchased Corporation, Purchased Partnership or Subsidiary Partnership could be made. Except as set forth on Schedule 3.8 hereto, no state excise or business and occupation tax returns of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships have been audited, and no state tax liabilities have been assessed or proposed with respect thereto which remain unpaid.

     Present taxes which the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships are required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by such taxpayer for such payment, and all withholdings, collections or other payments payable in connection therewith as of the dates of the Unaudited Financials, are, except with respect to Subsidiary Partnerships which hold assets on behalf of clients, fully reflected or disclosed in accordance with generally accepted accounting principles in the balance sheets included as a part of the Unaudited Financials as at such dates. All such taxes are and will be so withheld, collected, paid over or held for payment as of the date of this Agreement and the First Closing. Except as set forth on Schedule 3.8 hereto, no waivers of statutes of limitations with respect to any tax returns of any Purchased Corporation, Purchased Partnership or Subsidiary Partnership nor extensions of time for the assessment of any tax has been given which are now in effect.

     No Seller, Purchased Corporation, Purchased Partnership or Subsidiary Partnership has taken or will take any action other than in the ordinary course of business and other than the transactions to occur pursuant to this Agreement which would create a tax liability of a Purchased Corporation, Purchased Partnership or Subsidiary Partnership that would become such on or after the First Closing Date or will cause or permit any other Affiliate of the Sellers or the Business to take any such action.

     No Purchased Partnership or Subsidiary Partnership has made an election to be taxed other than as a partnership for federal tax purposes, and each Purchased Partnership and Subsidiary Partnership has maintained its capital accounts in all material respects in accordance with the Internal Revenue Code of 1986, as amended, and regulations thereunder, and such accounts are properly reflected in the federal tax returns for each Purchased Partnership and Subsidiary Partnership for the period ended December 31, 1993 previously supplied to UAM. Schedule 3.8 lists the tax matters partner and sets forth the following information with respect to each of the Purchased Partnerships and Subsidiary Partnerships: (i) the capital contributions of each of the general partners and limited partners; (ii) any remaining commitment to make capital contributions on behalf of each of the foregoing, (iii) the capital account balances of each of the foregoing and (iv) the share of non-recourse debt

(and recourse debt, if any) for each of the foregoing. Each of the Purchased Partnerships and Subsidiary Partnerships has made (or will make prior to the First Closing) an election under Section 754 of the of the Internal Revenue Code effective for the tax year of such partnership in which the First Closing occurs.

     3.9 INTERESTS OF OFFICERS. Except for customary advances for business expenses incurred in the ordinary course of business, no officer, director, partner or stockholder of any of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships nor any Affiliate of any of the foregoing parties has any loan or other obligation outstanding to or from any of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships or for which any of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships is or may be liable under guaranty or otherwise, or has any material interest in any firm, person or entity with which the investment advisory business has entered into any contract or lease, or with which the investment advisory business does business and which would influence that person in doing business with the Business in connection with the Business, other than as disclosed in Schedule 3.9 or Schedule 3.33. Except as disclosed in Schedule
3.9 or Schedule 3.33, none of the Sellers nor any of their Affiliates has any interest, directly or indirectly, or holds any office or position in any firm, person or entity established for the benefit of any client or clients of the Business.

     3.10 LEASES. The assets (i) directly or indirectly owned by the Sellers and relating to the Business and (ii) directly or indirectly owned by the Purchased Corporations, Purchased Partnerships, and Subsidiary Partnerships which consist of real estate or leasehold interests in or options on real estate are listed on Schedule 1.1(g), together with all Encumbrances thereon. Directly or indirectly, the Sellers have good and marketable title to the Leases, free of all encumbrances other than those identified on Schedule 1.1(g).

     Schedule 1.1(g) includes a summary description of the terms of the aforesaid leases and options or, in lieu thereof, copies of such leases and options. All leases listed on Schedule 1.1(g) are in good standing and are valid and effective in accordance with their respective terms, and there is not under any such lease any existing default or event which with notice or lapse of time or both would become a default. Neither the assignment of such leases nor the granting of a sublease with respect thereto pursuant hereto will constitute a default or event of default thereunder. The Encumbrances set forth in
Schedule 1.1(g) do not singly or in the aggregate materially affect the value of such real property or materially impair the use thereof in the Business.

     3.11 PERSONAL PROPERTY. Set forth on Schedule 3.11 is a list or description of all personal property and tangible assets (including without limitation office equipment, computer equipment and software, leasehold improvements, fixtures, furniture, furnishings, other equipment, supplies) owned directly or indirectly by the Sellers and used by employees who will become employees of Heitman or an affiliate in connection with the Business, together with all Encumbrances thereon. Directly or indirectly, the Sellers have good title to all of the Personal Property, free and clear of all Encumbrances other than those listed on Schedule 3.11 hereto. The Encumbrances set forth in Schedule
3.11 do not singly or in the aggregate materially affect the value of such personal property or materially impair the use thereof in the Business.
Schedule 3.11 will be updated as of the First Closing Date to list all such Personal Property.

     The Personal Property is in good operating condition and repair (ordinary wear and tear to the extent that it does not in the aggregate materially interfere with the operation of the Business excepted). Except as set forth on
Schedule 3.11 hereto, since September 30, 1994 no Personal Property has been sold or otherwise disposed of other than in the ordinary course of business.
The Personal Property has been properly maintained and is operable and fit to be used for its intended purposes (except for ordinary wear and tear to the extent that it does not in the aggregate materially interfere with the operation of the Business).

     3.12 ACCOUNTS RECEIVABLE. The accounts receivable reflected in the Unaudited Financials arose in the ordinary course of business and have been collected in full or are fully collectible or, if not fully collectible, have been written off or have had adequate reserves established therefor in accordance with generally accepted accounting principles. Set forth on
Schedule 3.12 hereto is a list of all accounts receivable of the Business which were billed as of June 30, 1994, showing the name of each debtor, the amount due on each account, any write-off or reserve against each account, and the date when the account became due. Such accounts receivable are likewise fully collectible, unless otherwise indicated. Schedule 3.12 shall be supplemented at the First Closing to reflect accounts receivable as of the First Closing Date. Except as disclosed on Schedule 3.12 hereto, no agreements have been in effect during the past year or are now proposed which would require any delay in payment of any fees payable under the Investment Advisory and Property Management Contracts. All fees payable under any Property Management Contract pursuant to which property management services are performed for any of the Sellers or any of their Affiliates will be paid currently.

     3.13 INSURANCE. Each insurance policy which is maintained by the Sellers in connection with the Business and by any of the Purchased Partnerships, Subsidiary Partnerships or Purchased Corporations or upon the life of any person employed by the Sellers or their Affiliates in connection with the Business is set forth on Schedule 3.13 hereto showing the amount of coverage under each such policy. The listed policies are reasonably adequate to protect the insured properties against the insured risks, at current replacement values, subject to reasonable deductibles, and the risks insured against are customary for the industry. Except as set forth on Schedule 3.13 hereto, all such policies are assignable.

     Each insurance policy which is maintained by the Business on behalf of its clients provides the amounts and types of coverage required by the applicable agreement of the Business with such client.

     3.14 NAMES, FRANCHISES, PERMITS, ETC.. Each of the Purchased Corporations, the Subsidiary Partnerships and the Purchased Partnerships has the legal right to use its name in every state in which it now does business.
Except as noted on Schedule 3.14 hereto, the Sellers have directly or indirectly, in connection with the Business, and the Purchased Corporations, Purchased Partnerships, and Subsidiary Partnerships have, no franchises, permits, licenses, trademarks, trade names, patents, patent applications, copyrights, trade secrets, computer software, formula, designs or inventions and none of the same are necessary to conduct the Business as it is now conducted without infringing on the rights of any other person. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships has infringed or violated in any way any trademark, trade name, copyright, trade secret rights or contractual relationships of others, and has not received any notice, claim or protest respecting any such violations or infringement in connection with the conduct of the Business. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships has given any indemnification to any person for any such violations or infringements.

     3.15   INVESTMENT ADVISORY AND PROPERTY MANAGEMENT CONTRACTS.  The Original
Schedule 1.3A is true, complete and accurate as of the date thereof and has been prepared as described in Section 1.3(a) above. As of the First Closing Date, the Closing Date Schedule 1.3A shall be true, complete and accurate and prepared in accordance with Section 1.3(c) above. As of the Second Closing Date, the Revised Closing Date Schedule shall be true, complete and accurate and prepared in accordance with Section 1.3(e) above. As of the date of its preparation,
Schedule 1.3B shall be true, complete and accurate and prepared in accordance with Section 1.3(f) above.

       Each client listed on the Original and Closing Date Schedule 1.3A, on the Revised Closing Date Schedule and on Schedule 1.3B is being or will be as of the date thereof served by the Business in accordance with the information in such Schedule, and none of the Sellers, the Purchased Corporations, the Purchased Partnerships or the Subsidiary Partnerships has any knowledge of any prospective termination by any such client of its Investment Advisory Contract or Property Management Contract or withdrawal of assets from management by the Business or proposed reduction in any fee rate under any such contract except as set forth in such Schedules.

       Except for the Kemper agreement, true, correct and complete copies of all Investment Advisory Contracts and Property Management Contracts have been provided to UAM. Schedule 1.3A separately identifies each Investment Advisory Contract or Property Management Contract which in any material respect by its terms provides any client with the most favorable provision offered to any other client of the Business (any "most favored nation provisions") or which provides for any contingently returnable fees. Each of the Investment Advisory Contracts and Property Management Contracts is a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief (the "Remedies Exception").

     None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships are in breach, violation or default under any such agreement. None of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships have any arrangements or understandings relating to the rendering of property management (other than for retail properties) or institutional investment advisory services to anyone which are not disclosed on the Original and Revised Closing Date Schedule 1.3A or on Schedules 1.1 or 11.1.

     Schedule 1.3A identifies each Investment Advisory and Property Management Contract which does not require the consent of the client in connection with the transactions contemplated hereby. The Closing Date Schedule 1.3A shall include a summary of the fee arrangements with each client and the dates on which such arrangement became effective.

     No fiduciary which is affiliated with any of the Sellers with respect to any pooled investment vehicle of the Business who is entitled to indemnification from the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships has breached in any material respect any duty to any such pooled investment vehicle.

     3.16 OTHER CONTRACTS. All contracts (other than Investment Advisory Contracts and Property Management Contracts) (i) to which any of the Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is a party or by which any of the Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is bound and which relate to the Business and (ii) to which any of the Sellers is a party or by which any of them are bound and which relate to the Business and which (iii) are not identified on any other Schedule hereto, and all confidentiality agreements with respect to the Business obtained from parties other than UAM are listed on Schedule 1.1(h) hereto. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is obligated under any contract or agreement which materially and adversely affects the properties, prospects, assets or condition, financial or otherwise, of the Business or of any of the Purchased Corporations, Purchased Partnerships, or Subsidiary Partnerships. Except as set forth on Schedule 3.16 hereto, none of the Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is liable under any loan agreement or bank credit agreement. None of the Purchased Corporations, Purchased Partnerships, or Subsidiary Partnerships has given any power of attorney to any person or entity which is presently outstanding or in force for any purpose whatsoever except as provided to any party to accept service of process on its behalf in the jurisdictions listed on Schedule 1 and except as otherwise set forth on Schedule 3.16 hereto. None of the Sellers, Purchased Corporations, Purchased Partnerships, or Subsidiary

Partnerships are in default under (nor is any of the Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships or Sellers aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any contract or obligation which would result in a liability that would materially adversely affect the Business or any Purchased Corporation, Purchased Partnership or Subsidiary Partnership.

     3.17 EMPLOYEES. Set forth on Schedule 3.17 attached hereto (or on such updated schedule delivered prior to the Closing) is a list of all present employees of the Sellers and/or their affiliates in connection with the Business who are expected to become employees of Heitman or an Affiliate of Heitman (the "Employees"). Also set forth on Schedule 3.17 with respect to each such employee is the following information: (a) the annualized salary in fiscal year 1993; (b) the amount of salary currently being paid on an annualized basis;
(c) the nature (e.g., cash bonus) and amount of all aggregate direct and indirect remuneration other than salary paid during fiscal year 1993, except that only those amounts which appear on the Form W-2 need be set forth on such
Schedule 3.17 for any Employee whose total annual compensation for 1993 is less than $100,000; (d) the nature and amount of all aggregate direct and indirect remuneration proposed to be paid during fiscal year 1994 except that only those amounts which appear on the Form W-2 need be set forth on such Schedule 3.17 for any Employee whose total annual compensation for 1993 is less than $100,000; (e) the terms of any employment agreement between any of the Sellers or their affiliates and such employee; (f) the nature and amount of any perquisites or personal benefits currently being provided to or for the account of such employee, other than the employee benefit plans of general application described on Schedule 3.21 hereto; and (g) the employer of such employee. Also set forth on Schedule 3.17 is a list of individuals who are "leased employees" within the meaning of Section 4.14(n) of the Code with respect to the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships or in connection with the Business. As soon as practicable, and in any event not less than two weeks prior to the First Closing, Schedule 3.21 shall be augmented to list the multiemployer plans as defined in Section 4001(a)(3) of ERISA and the Benefits Plans, as defined in Section 3.21, in which such employee participates or has any entitlement

     3.18 BANK ACCOUNTS AND MONEY MARKET FUNDS. Set forth on Schedule 3.18 hereto is the name and location of each bank and money market fund in which any of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships has an account or accounts or safe deposit boxes or that any of the Sellers has with respect to the Business, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of a date within ten days of the date hereof. Also set forth on Schedule 3.18 is a list of bank accounts which the Business maintains on behalf of its clients, which includes each bank and the name and number of each account. Such Schedule shall be up-dated as of the First Closing Date, except that information with respect to the balances of such accounts may be delivered not less than two days after the First Closing Date. .

     3.19 LITIGATION. Except as set forth in Schedule 3.19 hereto, there are no actions, suits, proceedings or investigations of any kind ("Actions") pending, or, to the knowledge of any Seller, Purchased Corporation, Purchased Partnership, or Subsidiary Partnership threatened before any court, commission, agency or other administrative authority relating to the Business or any Purchased Corporation, Purchased Partnership, or Subsidiary Partnership or any of the properties which are the subject of any Investment Advisory Contract or Property Management Contract against any Seller, Purchased Corporation, Purchased Partnership or Subsidiary Partnership or any of their stockholders, partners or directors, or any of their businesses or properties or any entity created for the benefit of clients of the Business. None of the Sellers, Purchased Assets, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is the subject of any order or decree; provided, that the parties hereto agree that Schedule 3.19 attached hereto on the date hereof shall not describe (i) Actions relating solely to tenant collection Actions or (ii) Actions in which tortious acts or negligence are alleged where such Actions are fully insured subject to commercially reasonable deductible amounts; provided further, that the parties understand and agree that with respect to Actions relating to properties with respect to which the Business has a property management contract and which are not owned by an Affiliate of JMBRC, only Actions of which the Sellers have actual knowledge are set forth on Schedule
3.19. As soon as practicable after the date hereof but in any event not less than two weeks prior to the First Closing Date, the Sellers will provide to Heitman a revised Schedule 3.19 which will include all Actions required to be disclosed under this Section 3.19 without giving regard to the first proviso of the preceding sentence.

     3.20 FINDER'S FEE. None of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships has incurred any obligation of any kind whatsoever to any party for a finder's fee in connection with the transactions contemplated by this Agreement.

     3.21 EMPLOYEE BENEFIT PLANS. Schedule 3.21 attached hereto lists all deferred compensation, pension, profit sharing and retirement plans, and all material bonus and all other employee benefit or fringe benefit plans maintained by any of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships or with respect to which contributions are made by any of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships or by any employer of the Employees (including health, life insurance and other benefit plans maintained for retirees) for the benefit of employees of the Business. Said plans, including but not limited to all plans or programs that constitute "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA are sometimes collectively referred to in this section as "Benefit Plans." Complete copies of all Benefit Plans, including any insurance contracts under which benefits are provided, as currently in effect have been provided to UAM. UAM has also been provided with a complete copy of the summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan. Except as set forth in Schedule 3.21:

            (a) Each of the Sellers, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships and employers of the Employees has fulfilled its obligations to the extent applicable under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each Benefit Plan. Each of the Sellers, Purchased Corporations, Subsidiary Partnerships, Purchased Partnerships and employers of the Employees has made all payments to all Benefit Plans as required by the terms of each such Benefit Plan and any applicable collective bargaining agreements and in accordance, if applicable, with the actuarial and funding assumptions in effect as for the most recent actuarial valuation of such plans and the quarterly contribution requirements of Section 302(e) of ERISA and Section 412(m) of the Code. No lien exists on any of the Sellers', Purchased Corporations', Purchased Partnerships' or Subsidiary Partnerships' assets pursuant to Section 302(f) of ERISA or Section 412(n) of the Code. A copy of the most recent actuarial valuation and report for each defined benefit pension plan has been provided to UAM. Except as disclosed on
Schedule 3.21, each Benefit Plan has been funded or will be funded in accordance with its terms through the First Closing Date, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the First Closing Date.

            (b) Each Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under ERISA and the Code. Each of the Sellers, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships and employers of the Employees, as appropriate, has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 or 5500C and 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required, and such reports for the past five years have been provided to UAM.

            (c) No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any Benefit Plan which could give rise to any liability or tax under ERISA or the Code on the part of any of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships, and no civil or criminal action brought pursuant to part 5 of Title I of ERISA is pending or, to the Sellers' knowledge, is threatened in writing or orally against any fiduciary of any such plan.

            (d) The Internal Revenue Service has issued a letter for each Benefit Plan which is a funded employee pension benefit plan (as defined in Section 3(2) of ERISA) determining that such plan is a qualified plan under
Section 401(a) of the Code and is exempt from Federal income tax under Section 501(a) of the Code, and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification; provided, however, that all amendments necessary or desirable to maintain such qualified status under the Code because of the Tax Reform Act of 1986 and subsequent legislation have not been adopted and submitted to the Internal Revenue Service for such a determination letter.

            (e) The assets of each Benefit Plan that is subject to Title IV of ERISA will, as of the First Closing, be sufficient to pay all "benefit liabilities" as defined in Section 4001(a)(16) of ERISA. There shall not be as of the First Closing any outstanding unpaid minimum funding waiver within the meaning of Section 412(d) of the Code.

            (f) There has not been any (1) termination or partial termination of any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by any of the Sellers, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships or employers of the Employees (or by any person, firm or corporation which is or was under common control within the meaning of Section 4001(b) of ERISA or Section 414(b), (c) (m) or (o) of the Code, with the Sellers, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships or employers of the Employees (hereinafter called "an Affiliate") during the period of such common control, at a time when Section 4021(a) of ERISA applied to such plan) in connection with the Business, (2) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise, or (3) written notice given to any Seller, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships or employers of the Employees or any Affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (1)) resulted or (under (2) or (3)) would result in any insufficiency of plan assets necessary to satisfy benefits guaranteed under
Section 4022 of ERISA or benefits vested under the plan.    Each Affiliate and
its relationship has been listed on Schedule 3.21 hereto. Any termination of any employee pension benefit plan covered by Section 4021(a) of ERISA has been disclosed in Schedule 3.21 attached hereto and was accomplished in accordance with the requirements of ERISA (including ERISA Section 4041, if applicable) and the Code and all applicable regulations in effect under ERISA and the Code in effect at the time the termination occurred. No "reportable event" as defined in Section 4043 of ERISA which could result in material liability has occurred with respect to any pension benefit plan of the Business and none of the Sellers, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships or employers of the Employees nor any of their Affiliates has any liability to the Pension Benefit Guaranty Corporation with respect to or arising from the maintenance of any pension benefit plan.

            (g) None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships nor any of their Affiliates is a party to any pension plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. None of the Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships have made contributions to or incurred liability with respect to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships nor any of their Affiliates currently has any liability to make any withdrawal liability payment to any multiemployer plan. None of the Sellers, Purchased Corporations, Purchased Partnerships, or Subsidiary Partnerships nor any of their Affiliates is delinquent in making any contributions required to be paid to any multiemployer plan. There is no pending dispute between any of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships or any of their Affiliates and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

            (h) Each Benefit Plan that provides medical benefits has been operated in compliance with all requirements of Sections 601 through 609 of ERISA and Section 4980B of the Code and regulations thereunder, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

            (i) Schedule 3.21 discloses, and separately indicates, each plan, fund or program maintained by the Sellers, Purchased Corporations, Purchased Partnerships, Subsidiary Partnerships or employers of the Employees that provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits for employees of the Business. A copy of any written description of post retirement welfare benefits that has been provided to employees has been furnished to UAM. A copy of each plan document, insurance contract or other written instrument providing for post retirement welfare benefits has been provided to UAM, together with a description of any advance funding arrangement that has been established to fund post retirement welfare benefits.

     3.22 DISCLOSURE. The representations and warranties made by the Sellers in this Agreement and any statements by them made in any of the Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.22 hereto and except for matters generally known in the real estate industry, there is no fact or condition particularly related to the Business which is known to any Seller and no Seller is aware of any fact or condition particularly related to the Business which any of them reasonably believes might adversely affect in a material fashion the business, property, condition (financial or otherwise), or results of operations of the Business and which has not been set forth in this Agreement or in an Exhibit or Schedule hereto.

     3.23 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by the Sellers of this Agreement and the Related Agreements, other than as set forth in Schedule 3.23 hereto or contemplated by Article VII and Sections 3.26, 9.13 and 9.17 hereof.

     3.24 CORPORATE SELLERS' AUTHORITY. Each Corporate Seller has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, all proper corporate actions of each such corporation's Board of Directors and stockholders authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by each Corporate Seller and constitutes, and the Related Agreements to which each of them will be a party will be duly executed and delivered and, when so executed and delivered, will constitute, valid and legally binding obligations of such party enforceable in accordance with their respective terms, subject to the Remedies Exception. There are pending no proceedings or actions to dissolve any Corporate Seller.

     3.25 PARTNERSHIP SELLERS' AND ALL OTHER SELLERS' AUTHORITY. The Partnership Sellers and all other Sellers have full right, power and authority to execute, deliver and perform this Agreement and each Related Agreement to which they are parties. This Agreement has been duly executed and delivered by the Partnership Sellers and all other Sellers and constitutes, and each Related Agreement to which they will be parties will be duly executed and delivered and, when so executed and delivered, will constitute, the valid and legally binding obligation of each of them, enforceable in accordance with their respective terms, subject to the Remedies Exception.

     3.26 GOVERNMENT REGULATION. Each of the Sellers, Purchased Corporations, Subsidiary Partnerships and Purchased Partnerships listed on
Schedule 3.26 (the "Registered Advisers") hereto is duly registered as an investment adviser under the Investment Advisers Act of 1940 and has been so registered since the date set forth on Schedule 3.26, and is registered as an investment adviser in the states referenced in item 7, Part I of its current Form ADV, and is in material compliance with all state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. Each Registered Adviser has delivered to UAM a true and complete copy of its Form ADV, as amended to date, filed with the Securities and Exchange Commission; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by such Registered Adviser pursuant to the Investment Advisers Act of 1940 and rules promulgated thereunder, and pursuant to applicable state statutes. The information contained in such forms and reports was true and complete in all material respects at the time of filing. Each Registered Adviser has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Each Registered Adviser has filed all reports required to be filed by it under the Securities Exchange Act of 1934 (including Sections 13(d), (g) and (f) thereof) and rules promulgated thereunder.

     None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is an "investment company," within the meaning of the Investment Company Act of 1940, which is required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act. None of the Sellers, Purchased Corporations , Subsidiary Partnerships or Purchased Partnerships is a "broker" or "dealer" within the meaning of the Securities Exchange Act of 1934. Copies of all inspection reports or similar documents furnished to the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships by the Securities and Exchange Commission or state regulatory authorities since September 30, 1989 have been provided to UAM. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships is required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers Act of 1940.

     Except for the Registered Advisers, none of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships is required to be registered as an investment adviser under the Investment Advisers Act of 1940 or under the laws of any state.

     Except with respect to the entities listed on Schedule 3.26 hereto (the "Funds"), no Seller, Purchased Corporation, Subsidiary Partnerships or Purchased Partnership acts as investment adviser or subadviser to any "investment company," as defined in the Investment Company Act of 1940, which is registered under such Act. PRA has a written investment advisory agreement with each Fund pursuant to which it serves as investment adviser to each Fund, and has delivered to UAM true and complete copies of such agreements. To the knowledge of the Sellers, each of such agreements is in full force and effect and no party thereto is in default thereunder. The investment advisory agreement relating to each Fund will terminate upon the consummation of the transaction contemplated by this Agreement, and new agreements may be entered into in accordance with the procedures established by the Investment Company Act of 1940 and the regulations promulgated thereunder.

     None of any Seller or any other "interested person" of the Business, as such term is defined in the Investment Company Act of 1940, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, other than bona fide ordinary compensation as principal underwriter for the Funds or (ii) from the Funds or its security holders for other than bona fide investment advisory, subsidiary, or other service.

     3.27 CONFLICT POLICIES. Each of the Registered Advisers' policies with respect to avoiding conflicts of interest are as set forth in Schedule 3.27 hereto. There have been no violations or allegations of violations of such policies which have occurred or been made.

     3.28 NO PRACTICES IN VIOLATION OF LAW. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships, or any of their Affiliates, has engaged in or is now engaging in any act, conspiracy or course of conduct in violation of any applicable federal or state law which would result in a materially adverse change in the financial condition, results of operation, assets, liabilities or business of the Business, and none has received any notice, claim or protest that it is now or has heretofore been so engaged. None of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships, or any of their Affiliates have breached their duties as fiduciaries and/or service providers in connection with the Business, imposed by any federal or state law, including, without limitation, ERISA.

     3.29 EMPLOYEES' HEALTH. Prior to the execution of this Agreement, each employee listed on Schedule 3.29 has delivered to UAM a letter from a licensed physician familiar with such person's health indicating that such person is in good health, which letters are included in Schedule 3.29.

     3.30 INVESTMENT REPRESENTATIONS. Each of the Sellers understand that as of the date when the Note and Warrant are issued to the Sellers, such securities will not have been registered under the Securities Act of 1933, and the rules and regulations thereunder (the "Securities Act"), or qualified under any applicable state securities laws, on the ground that the transfer of such securities to the Sellers is exempt from the registration and prospectus delivery requirements of the Securities Act and from qualification under any applicable state securities laws, and that such exemptions are based on the representations and warranties made herein.

     The Sellers are acquiring the Note and Warrant for their own account and not for that of any other persons, and without a view to or in connection with any distribution thereof which is proscribed by the Securities Act or any rule or regulation thereunder or in violation of any applicable state securities laws.

     None of the Sellers shall offer, sell or otherwise dispose of the Note and Warrant except in conformity with Rule 144 of the Securities and Exchange Commission or pursuant to a registration statement under the Securities Act and qualification under applicable state securities laws or pursuant to an opinion of counsel reasonably satisfactory to UAM that such registration and qualification is not required. The Sellers acknowledge and agree that the Note and Warrant shall be endorsed with the legends set forth in Exhibit A and D hereto.

     UAM may require as a condition precedent to any proposed offer, sale, transfer, pledge, hypothecation or other disposition of the Note and Warrant by the Sellers other than in conformity with Rule 144 of the Securities and Exchange Commission or pursuant to a registration statement under the Securities Act that the proposed transferee first sign, seal and deliver to UAM an investment agreement with respect to the securities to be offered, sold, transferred, pledged, hypothecated or otherwise disposed of containing substantially the agreements, representations and warranties set forth in this
Section 3.30.

     Each of the Sellers acknowledges receipt from UAM of its Annual Report to Stockholders for the fiscal year ended December 31, 1993; its proxy statement in connection with its annual meeting of May 19, 1994; and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, and June 30, 1994. Each of the Sellers represents to UAM (i) that they have reviewed such reports and statements; (ii) that they have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Note and Warrant hereby and to obtain any additional information that UAM possesses or can acquire without unreasonable effort or expense that is necessary to verify any of the information contained in any such reports and statements; and (iii) that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in UAM.

     3.31 LICENSES AND PERMITS. Schedule 3.31 lists all governmental licenses, permits and authorizations which are held or used by the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships in the conduct of the Business, except for licenses, permits and authorizations issued in connection with the construction or occupancy of real estate (the "Operating Licenses"). With respect to each such Operating License, Schedule 3.31 contains a brief description of the Operating License; the identity of the issuing agency or authority; the license or permit number; and the expiration date of each such Operating License. Except as set forth on Schedule 3.31, such Operating Licenses are the only governmental licenses, permits and authorizations currently required by the Sellers, Purchased Corporations, Subsidiary Partnerships or the Purchased Partnerships for the operation of the Business (except for construction and occupancy related permits as set forth above) and all such Operating Licenses are in effect as of the date hereof and will be on the First Closing Date, except where the ineffectiveness of any such Operating License would not have a material adverse effect on the Business. Each of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships, as appropriate, has complied with all conditions or requirements imposed by the Operating Licenses described on Schedule 3.31, except where failure to so comply would not be materially adverse to the Business, and none of the Sellers, Purchased Corporations, Subsidiary Partnerships or Purchased Partnerships has received any notice, nor have any of the Sellers, Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships any reason to believe, that any appropriate authority intends to cancel or terminate any of such Operating Licenses or that valid grounds for such cancellation or termination currently exist (exclusive of any such Operating License where cancellation or termination thereof would not have a material adverse effect on the Business).

     3.32 POOLED INVESTMENT VEHICLES. Correct and complete copies of all organizational documents and offering memoranda relating to the pooled investment vehicles listed on Schedule 1.3A have been provided to UAM.

     3.33 INVESTMENT VEHICLES. Schedule 3.33 contains a list of all entities formed by the Business on behalf of its investment advisory clients for the purpose of holding property, the persons who own all of the equity interests in such entities, the names of all officers, directors, managing partners or trustees of any such entities, and their affiliation, if any, with the Business.

     3.34 TITLE TO PURCHASED ASSETS. Except as set forth on Schedule 3.34 attached hereto, the instruments of transfer and assignment delivered by the Sellers (or caused by them to be delivered) on the First Closing Date will be adequate to convey all rights (direct and indirect) of the Sellers in the Purchased Assets to Heitman, free and clear of all Encumbrances.

     3.35   ADEQUACY OF PURCHASED ASSETS AND OTHER RIGHTS FOR CONDUCT OF
BUSINESS.    Except as set forth on Schedule 3.35 attached hereto, no part of the Business is conducted through any entity other than one of the Purchased Corporations, Purchased Partnerships or Subsidiary Partnerships. Except as set forth on Schedule 3.35 attached hereto, the rights to the Purchased Assets and all other rights to be granted to Heitman as contemplated by this Agreement at the First Closing, are all of the assets and rights which are reasonably necessary in order to conduct the Business as it is now conducted.

     3.36 CAPITAL CONTRIBUTIONS. Except as set forth on Schedule 3.36 hereto, there are no capital contribution requirements in any Purchased Partnership or Subsidiary Partnership which have not been fully satisfied.

     3.37 NO OTHER BUSINESS. None of the Purchased Corporations, Purchased Partnerships, or Subsidiary Partnerships has conducted any business other than the Business, except as set forth on Schedule 3.37 hereto.


Article IV. INDEMNIFICATION .

     4.1 INDEMNIFICATION, GENERAL. Subject to all of the limitations and provisions of this Article IV, the Sellers identified on Schedule 1 hereto as Indemnitors (together, the "Indemnitors" and individually, an "Indemnitor") agree to indemnify, defend with counsel reasonably satisfactory to UAM, save and hold UAM and Heitman and its designated subsidiaries harmless from and against and compensate them for any and all demands, claims, actions, causes of action, assessments, damages, liabilities, losses, diminution in value, expenses, fees, judgments or deficiencies of any nature whatsoever (including, without limitation, any unpaid taxes due from the Sellers and reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding including those incurred in connection with the enforcement of this Agreement or any Related Agreement) ("Losses") received, incurred or sustained by them, or any of them, to the extent to which they arise out of or result from:

     (i) any breach of any representation, warranty (including without limitation those set forth in Article III hereof) or non-fulfillment of any covenant of any party to this Agreement or to any Related Agreement (other than UAM, Heitman or their Affiliates) hereunder or under any Schedule, Exhibit or Related Agreement;

      (ii)   any violation of the bulk sales law of the State of Illinois;

      (iii) any employee benefit plan (as defined by Section 3(3) of ERISA) or any compensation or other employee or fringe benefit which any Seller, Purchased Corporation, Purchased Partnership, or Subsidiary Partnership, any employer of the Employees or any Affiliates (as such term is defined in Section 3.21 hereof) at any time prior to the First Closing Date maintained, administered, or contributed to or was or would be subject to including, without limitation, any liability for health continuation requirements and any employee severance obligation arising out of the transactions contemplated by this Agreement or any of the Related Agreements, including the transfer of the employment of the Employees to Heitman or its subsidiaries or the termination of any Employee's (or group of Employees') employment arising out of the transactions contemplated by this Agreement, whether arising out of a statutory requirement, or contractual obligation to any such Employee or otherwise, except, to the extent they relate to a period after the First Closing Date, for severance obligations of UAM, Heitman or their Affiliates arising from their contractual obligations to any such employee or policies or employee benefit programs or for any statutory requirement; or

      (iv) any failure by any of the Sellers to pay or perform when due any liability or obligation of the Business not expressly assumed by Heitman or any of its Affiliates pursuant hereto.

     4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers set forth in this Agreement and referred to in
Section 4.1 above shall survive the First Closing for two years (except that the representations and warranties of the Sellers set forth in Section 3.8 (TAXES) and 3.21 (EMPLOYEE BENEFIT PLANS) of this Agreement shall survive the First Closing for seven years) notwithstanding the establishment of a shorter period by any applicable statute of limitations, the provisions of which are hereby waived, provided that liability with respect to any representation or warranty as to which a claim is made within such two-year and seven-year periods, as applicable, shall continue until finally determined and paid.

     The representations and warranties of UAM and Heitman set forth in this Agreement and referred to in Article V shall survive the First Closing for two years notwithstanding the establishment of a shorter period by any applicable statute of limitations, the provisions of which are hereby waived, provided that liability with respect to any representation, warranty, covenant or obligation as to which a claim is made within such two-year period shall continue until finally determined and paid.

     Each claim for indemnification pursuant to this Article IV shall be made in writing and shall set forth specifically the facts claimed to give rise to indemnification and the representations, warranties, covenants or agreements claimed to be false or to have not been fulfilled, and the damages claimed as a result thereof.

     4.3 THIRD-PARTY CLAIMS. Should any claim be made or suit or proceeding be instituted against a party entitled to indemnification hereunder (an "Indemnified Party") which, if valid or prosecuted successfully, would be a matter for which they are entitled to be defended, saved harmless or indemnified under this Agreement (a "Third-Party Claim"), the Indemnified Party shall notify the parties responsible for such indemnification (the "Indemnifying Parties") in writing concerning the same promptly after the assertion or commencement thereof.

     The Indemnifying Parties shall control the defense of any Third-Party Claim, with counsel reasonably satisfactory to the Indemnified Parties, against the Indemnified Parties and the Indemnifying Parties shall use their best efforts to defeat or minimize any loss resulting from such Third-Party Claim. The Indemnified Parties shall use their best efforts to minimize any Loss resulting from any such Third Party Claim, provided, however, that the provisions of this sentence shall not require an Indemnified Party to take any action which might interfere with its relationship with a client. The Indemnifying Parties shall provide the Indemnified Parties with such information and opportunity for consultation as may reasonably be requested by the Indemnified Parties, and either they or any of them shall be entitled to participate in the defense of a Third-Party Claim and to engage counsel for such purpose at the expense of such Indemnified Party. The Indemnifying Parties shall have the right to settle Third-Party Claims against the Indemnified Parties on terms which are judged reasonable by the Indemnifying Parties and such settlements shall be binding upon the Indemnified Parties and the Indemnifying Parties for purposes of indemnification under this Agreement, provided that the Indemnified Parties have been held harmless against or indemnified for amounts agreed to be paid or amounts paid in such settlement.
No Indemnified Party shall have the right to settle any Third-Party Claim against it except with the consent of the Indemnifying Parties, which consent shall not be unreasonably withheld where the settlement of such claim does not involve the payment of money damages or the admission of any liability or guilt on the part of the Indemnifying Party. The Indemnified Parties shall in any event render all such assistance as the Indemnifying Parties shall reasonably request in the defense of any Third-Party Claim. All costs and expenses incurred by the Indemnifying Parties and the Indemnified Parties in connection with the defense of a Third-Party Claim shall upon demand be paid by the Indemnifying Parties.

     The amount for which any Indemnifying Parties shall be liable in respect of any Third-Party Claim shall be reduced to the extent that the Indemnified Parties or any Affiliate thereof shall realize any net proceeds recovered from insurers with respect to such Third-Party Claim.

     4.4 SET-OFF. Subject to the provisions of Section 4.6 below, any amount or amounts owing from the Indemnitors to UAM and/or Heitman under this Article IV may be paid to UAM or Heitman by set-off dollar for dollar against any amounts owing to the Sellers under this Agreement and the Related Agreements, to the extent such amounts are sufficient, without prejudice to UAM's or Heitman's right to pursue any other remedies at law or in equity in the event such amounts are insufficient, and without prejudice to the rights of any such Seller to contribution from or indemnification by any other Seller.

     4.5 LIMITATION ON LIABILITY. Notwithstanding the foregoing, the Indemnitors shall have no liability under this Article IV to indemnify UAM and/or Heitman for any Loss unless and until the aggregate amount of all Losses to UAM and Heitman exceeds two hundred thousand dollars ($200,000.00), in which event UAM and Heitman shall be entitled to indemnification with respect to the full amount of such Losses determined without reference to such limitation. Notwithstanding anything contained in this Article IV, the Indemnitors' aggregate liability under this Article IV shall not exceed the total amount of the Purchase Price paid to the Sellers pursuant to this Agreement.

     4.6 ORDER OF PAYMENT Without prejudice to UAM's and Heitman's right to seek indemnification from any and all of the Indemnitors, UAM and Heitman agree that they will seek payment due under this Article IV first by set-off against the Note as permitted by Section 4.4, and then, to the extent such amounts are insufficient, from JMBRC. If JMBRC does not pay the full balance due under this
Article IV within 30 days of receiving a written demand from UAM or Heitman, UAM and/or Heitman shall upon demand be paid by the Indemnitors. The aggregate obligation of any Indemnitor under this Article IV shall be limited to such Indemnitor's pro rata portion of the Purchase Price, based on such Indemnitor's percentage ownership of the Purchased Assets set forth on Schedule 1, the parties agreeing that for the purposes of determining the Indemnitors' pro rata liability under this Article IV, the members of each control group specified on
Schedule 1 shall be aggregated and treated as one Indemnitor and the liability within each such control group shall be joint and several as to such control group's pro rata obligation hereunder. Notwithstanding anything to the contrary contained in this Article IV, no Indemnitor shall have any liability for a breach of any covenant set forth in Sections 11.1 or 11.2 of this Agreement by any other Seller following the First Closing. Notwithstanding anything else contained in this Article IV, only JMBRC shall be responsible hereunder for breach of the Software License Agreement, Tradename License Agreement or Service Bureau Agreement.

     4.7 INDEMNIFICATION BY UAM AND HEITMAN. UAM and Heitman jointly and severally agree to indemnify, defend with counsel reasonably satisfactory to the Sellers , save and hold the Sellers harmless from and against and compensate them for all Losses received, incurred or sustained by the Sellers , or any of them, to the extent that they shall arise out of or result from any breach of any representation, warranty or covenant (including without limitation those set forth in Article V hereof), or non-fulfillment of any obligation of UAM or Heitman under this Agreement or any exhibit, schedule or certificate or other document furnished in connection herewith.

     Each claim for indemnification pursuant to this Section 4.7 shall be made in writing and shall set forth specifically the facts claimed to give rise to indemnification and the representations, warranties, covenants or agreements claimed to be inaccurate or to have been breached, and the damages claimed as a result of such breach.

     4.8 EXCLUSIVITY. The parties hereto agree that, following the First Closing, with respect to any breach or violation of any representation or warranty (including without limitation those set forth in Sections III and V hereof) or any covenant, obligation or other term set forth in this Agreement, other than a breach or violation of the covenants and terms of Sections 11.1 and
11.2 hereof, the only relief and remedy available to the party indemnified for such breach in respect of such breach shall be (a) damages, but only to the extent properly claimable hereunder and as limited pursuant to this Article IV;
(b) specific performance if a court of competent jurisdiction in its discretion grants the same; or (c) injunctive or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

 Article V. REPRESENTATIONS OF UAM AND HEITMAN.


     As a material inducement to the Sellers to enter into and perform this Agreement, UAM and Heitman represent, warrant, covenant and agree, that:

     5.1 ORGANIZATION OF UAM AND HEITMAN AND CORPORATE AUTHORITY. UAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Heitman is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     5.2 NO VIOLATION. Neither the execution and delivery by UAM or Heitman of this Agreement or any of the Related Agreements to which UAM or Heitman may be parties, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the Certificate or Articles of Incorporation or By-laws of UAM or Heitman, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which UAM or Heitman is a party or by which UAM or Heitman is bound or to which UAM or Heitman is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of UAM's or Heitman's assets pursuant to the terms of any such agreement or instrument, provided that the actions contemplated by Article VII hereof are taken and the consents and approvals described in Section 5.9 are obtained.

     5.3 FINDER'S FEE. Neither UAM nor Heitman has incurred any obligation of any kind whatsoever to any party for a finder's fee in connection with the transactions contemplated by this Agreement.

     5.4 CHARTER, BY-LAWS AND RESOLUTIONS. The copies of the respective Certificate or Articles of Incorporation of UAM and Heitman certified by the respective Secretary of State; the By-laws of UAM and Heitman as certified by their respective Secretaries; and resolutions of UAM's and Heitman's respective Boards of Directors relating to the transactions contemplated by this Agreement, furnished by UAM and Heitman to the Sellers, are true, correct and complete and conform to the originals thereof.

     5.5 FINANCIAL STATEMENTS OF UAM. UAM has delivered to the Sellers an audited, consolidated balance sheet of UAM as at December 31, 1993, together with a related audited, consolidated statements of income, stockholders' equity and cash flow for the year then ended, certified by, or accompanied by a report of, independent public accountants, which balance sheet and financial statements (including the notes thereto) for such period are collectively called the "UAM Audited Financials" and are attached hereto as Exhibit I.

     UAM has also delivered to the Sellers an unaudited, condensed, consolidated balance sheet as of June 30, 1994, together with an unaudited, condensed, consolidated statements of income and cash flow for the six-month period then ended, which balance sheet and financial statements (including the notes thereto) are referred to collectively as the "UAM Unaudited Financials " and are attached hereto as Exhibit J. The UAM Audited Financials and the UAM Unaudited Financials are hereinafter sometimes collectively referred to as the "UAM Financial Statements."

     The UAM Financial Statements fairly present the financial position and results of operations of UAM on the dates and for the fiscal periods then ended, in accordance with generally accepted accounting principles which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods.

     Heitman has also delivered to JMB an audited balance sheet as of December 31, 1993 for Heitman Advisory Corporation ("HAC") (the "HAC Balance Sheet"), attached hereto as Exhibit J-1. The HAC Balance Sheet fairly presents the financial position of Heitman 2 on the date period then ended, in accordance with generally accepted accounting principles which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods.


     5.6 LITIGATION. Except as may be disclosed in the UAM reports and statements referred to in Sections 3.30 and 5.5 above, there are no material actions, suits, proceedings or investigations of any kind pending or, to the knowledge of its responsible officers, threatened against UAM or Heitman before any court, commission, agency or administrative authority. Neither UAM nor Heitman is the subject of any order or decree which is materially adverse to the financial condition, operations, assets or liabilities of UAM or Heitman.

     5.7 DISCLOSURE. The representations and warranties made by UAM and Heitman in this Agreement and any statements made by them in any of the Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representation, warranty or statement, in light of the circumstances under which they were made, not misleading. There is no fact or condition particularly related to the business of UAM which is known to UAM and which UAM reasonably believes might adversely affect in a material fashion the business, property, condition (financial or otherwise) or results of operations of UAM and which has not been set forth in this Agreement or an Exhibit or Schedule hereto or disclosed in the UAM reports or statements referred to in Section 3.30 above.

     5.8 UAM'S AND HEITMAN'S AUTHORITY. UAM and Heitman have full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which they may be parties, all proper corporate actions authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by UAM and Heitman and constitutes, and the Related Agreements to which they may be parties will be duly executed and delivered and, when executed and delivered, will constitute, valid and legally binding obligations of UAM and Heitman, enforceable in accordance with their respective terms, subject to the Remedies Exception. There are no pending proceedings or actions to dissolve either UAM or Heitman.

     5.9 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by UAM and Heitman of this Agreement and the Related Agreements, other than as contemplated by Article VII and Sections 9.13, 9.16, 9.17 and 9.18 hereof and other than as stated in the following sentences. Heitman is required to obtain the prior consent of its lending banks to the transactions contemplated by this Agreement. UAM is required to obtain the prior consent of its lending banks to the transactions contemplated by this Agreement.

     5.10 CAPITALIZATION OF UAM . UAM has duly authorized 200,000,000 shares of Common Stock, $.01 par value, of which 28,083,186 shares were issued and outstanding and 10,307,394 shares were reserved for issuance on exercise of outstanding warrants or options or upon conversion of outstanding convertible notes, or otherwise, as of September 30, 1994. UAM also has authorized 5,000,000 shares of Preferred Stock, $1.00 par value, none of which is outstanding.

     5.11 AUTHORIZATION OF NOTE AND WARRANT. The Note and the Warrant have been duly authorized by all necessary corporate action of UAM and, when issued, sold and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of UAM enforceable in accordance with their respective terms, subject to the Remedies Exception. The issuance, sale and delivery of the Note and Warrant in accordance with this Agreement will not conflict with or violate any provision of law or the Certificate of Incorporation or By-laws of UAM, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which UAM is a party or by which UAM is bound or to which UAM is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature on the property of UAM pursuant to the terms of such agreement or instrument. UAM will notify JMBRC of the Holders of the Senior Debt as defined in the Subordination Agreement from time to time.

     5.12 RESERVATIONS OF COMMON STOCK. The shares of UAM Common Stock issuable upon exercise of the Warrant have been duly reserved for issuance upon such exercise and, when issued, will be validly authorized, issued and outstanding, fully paid and nonassessable.

     5.13 FIDUCIARY REQUIREMENT. Heitman or any Affiliate of Heitman which accepts the assignment or transfer of any Investment Advisory Contracts pursuant to the terms of this Agreement shall satisfy the standards and requirements imposed by such contract for a fiduciary, including without limitation any such standards or requirements under ERISA.

     5.14 SECURITIES LAW REPRESENTATIONS. Each of UAM and Heitman acknowledges that as of the date the securities included in the Purchased Assets are assigned to Heitman, such securities will not have not been registered under the Securities Act or qualified under any applicable state securities law, on the ground that the transfer of such securities to Heitman (or its designee) is exempt from the registration and prospectus delivery requirements of the Securities Act and from qualification under any applicable state securities laws, and that such exemptions are based on the representations and warranties made herein.

     Heitman (or its designee) is acquiring the securities for its own account and not for that of any other persons, and without a view to or in connection with any distribution thereof which is proscribed by the Securities Act or any rule or regulation thereunder or in violation of any applicable state securities laws.

     5.15   HEITMAN'S BUSINESS.  Subject to the matters disclosed on Schedule
5.15 hereto, during the five-year period prior to the date hereof, no persons which are investment advisory clients of the Business have terminated investment advisory arrangements with Heitman (or any Affiliate) or have made claims against Heitman (or any Affiliate) in connection with any investment advisory arrangements with Heitman (or any Affiliate). There are no threatened claims or disputes involving any investment advisory clients of Heitman (or any Affiliate) which are also clients of the Business regarding any investment advisory arrangements with Heitman (or any Affiliate). Neither UAM nor Heitman have any knowledge of any prospective termination of any investment advisory arrangement with Heitman (or any Affiliate) by a client of Heitman (or any Affiliate) which is also a client of the Business or any withdrawal of assets by any such client from management by Heitman (or any Affiliate) or any proposed reduction by any such client in any existing fee rate payable in connection with an investment advisory arrangement with Heitman (or an Affiliate). As used in this Section 5.15, the term "client" shall include the participants of any client which is a commingled fund.

     5.16 INTENT OF UAM AND HEITMAN. Each of UAM and Heitman acknowledges and agrees that it intends for Heitman and its subsidiaries to own and operate the Purchased Assets as part of their on-going business and that it has no present intention of reselling the Purchased Assets in whole or substantially in part.

     5.17 NO ADVERSE CHANGE. Since June 30, 1994, there has been no material adverse change in the financial condition or results of operations of UAM or Heitman, and neither UAM nor Heitman is aware of any fact or condition in existence today (but exclusive of general trends in the real property management industry and the general condition of the economy of the United States) which it believes would cause any such change in the foreseeable future.

Article VI. TAX MATTERS.

     6.1 TAX RETURNS. UAM and Heitman, on the one hand, and the Sellers, on the other hand shall cooperate with one another to prepare and file, or to cause to be prepared and filed, all requisite federal, state and local tax returns disclosing the consummation of the transactions contemplated hereunder in a manner consistent with the Agreement and as a taxable transaction under the Code. The Asset Sellers shall prepare and file or cause to be prepared and filed on or before the due date or any extension thereof all federal, state, and local tax returns required to be filed by them or any Purchased Corporation, Purchased Partnership or Subsidiary Partnership with respect to the Business's operations for the taxable year in which the First Closing occurs and with respect to the sale of the Purchased Assets.

     6.2 TRANSFER TAXES ON SALE. All transfer, excise, or other transfer taxes payable by reason of the purchase and sale of the Purchased Assets hereunder shall be borne by the Sellers, except that UAM or Heitman shall pay any such taxes assessable against them

     6.3 ALLOCATION OF PURCHASE PRICE AMONG PURCHASED ASSETS. The Purchase Price shall be allocated by UAM in accordance with Section 1060 of the Code and the regulations thereunder among the Purchased Assets acquired hereunder. For purposes of such allocation, the fair market values of such assets, shall be determined by UAM, using an independent appraiser selected by UAM as and to the extent deemed necessary by UAM, at UAM's sole expense, beginning as soon as practicable after the date hereof. The Sellers shall cooperate fully with any such appraisal. The parties acknowledge that the Purchase Price allocated to Purchased Assets that constitute "amortizable Section 197 Intangibles" within the meaning of Section 197 of the Code shall be reflected in a single amount so designated on Internal Revenue Service Form 8594. In any event, the parties hereto shall furnish such information to the Internal Revenue Service with respect to allocation of the Purchase Price payable hereunder as may be required by Section 1060 of the Code and regulations promulgated thereunder. UAM shall furnish the Sellers with a copy of the Internal Revenue Form 8594 (or substitute therefor) it proposes to submit to the Internal Revenue Service, at least 15 days prior to the due date for delivering Sellers' returns and the Sellers shall furnish information consistent therewith to the Internal Revenue Service in connection with the filing of their 1994 (and, if applicable, 1995) federal income tax return(s). UAM shall consult with the Sellers regarding the preparation of such Internal Revenue Form 8594.

     6.4 ELECTION UNDER SECTION 338(H)(10) OF THE CODE. The parties hereto agree that, with respect to the purchase and sale of the stock of JMB Institutional Realty Advisors , Inc. hereunder, the parties shall make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") and acknowledge and understand that the effect of such election will be to treat the acquisition of the stock of JMB Institutional Realty Advisors for tax purposes as a purchase of all of the assets of JMB Institutional Realty Advisors, Inc. , followed by a complete liquidation thereof. None of the Sellers, directly or indirectly have taken or will take any action which might disqualify the parties from making such election under the Code as of the First Closing Date.

     6.5 TREATMENT AS AN ASSET ACQUISITION The parties hereto intend that, to the extent permitted by applicable law (including regulations), the purchase and sale of the Purchased Assets as described in this Agreement shall be treated, for purposes of federal income taxation, as the taxable acquisition of assets, either directly or as deemed acquisitions under Section 338(h)(10) of the Code in the case of the stock of JMB Institutional Realty Advisors , Inc., or pursuant to Sections 708 and/or 754 of the Code in the case of the Partnership Interests or Subsidiary Partnerships and the Sellers will cooperate with UAM and Heitman in any way necessary, including the filing of appropriate elections under the Code, to effectuate this intent. In any case where a Purchased Corporation, Purchased Partnership or a Subsidiary Partnership also sells Purchased Assets hereunder, such Purchased Assets shall be transferred prior to the transfer of the interests in such Purchased Corporation, Purchased Partnership or Subsidiary Partnership, and parties hereto will take no position inconsistent with such treatment on any tax return or report.

     6.6 SELLERS' RESPONSIBILITY FOR TAX LIABILITIES. The Sellers shall pay all tax liabilities of the Business for all periods prior to and including the First Closing Date and UAM and Heitman shall be responsible for all tax liabilities of the Business for all periods after the First Closing Date (except that the Sellers shall be responsible for payment of all tax liabilities with respect to PRA Assets for all periods prior to and including the Second Closing Date and UAM and Heitman shall be responsible for all tax liabilities of PRA for all periods after the Second Closing Date). UAM and Heitman, on the one hand, and the Asset Sellers, on the other hand, shall cooperate fully with each other in connection with the preparation of any tax return affecting the other party with respect to the Business or any contest or dispute with any taxing authority in respect of any such tax return.


     UAM shall give the Sellers prompt notice of the commencement of any audit or examination by any taxing authority of any tax return of a Purchased Partnership, Subsidiary Partnership or Purchased Corporation for any taxable period beginning prior to the First Closing Date.

     At its own expense, and with counsel chosen by it, the Sellers may assume the defense of any such audit or examination, and shall, upon such assumption, have the sole right to defend and contest such audit or examination and to settle or compromise all or any portion of the issues raised or tax deficiencies asserted by such taxing authority in connection with such audit or examination. Notwithstanding the foregoing, the Sellers shall consult with UAM as to all tax matters that affect UAM or Heitman and arise from the period prior to and including the First Closing Date (or the Second Closing Date, as applicable). Sellers may appoint JMBRC or other affiliate of JMBRC to act as Seller's authorized representative in connection with any such audit or examination.

     6.7 IDENTITY OF PURCHASER. The parties hereto intend that for federal and state income tax purposes, UAM shall be treated as the purchaser of all of the Purchased Assets, and in the case of Purchased Assets that are transferred by the Sellers at the direction of UAM to a direct or indirect subsidiary of UAM, the parties hereto intend that for federal and state income tax purposes, UAM will be treated as purchasing such assets and transferring them to Heitman, which shall, if applicable, be treated as transferring such Purchased Assets to its subsidiaries, with the transfer reported by each applicable indirect subsidiary of UAM to which UAM directed the applicable Seller to transfer such Purchased Assets. The parties hereto will take no position inconsistent with the preceding sentence on any tax return or report.


Article VII.   PRE-CLOSING COVENANTS.

     7.1 PROCEDURE FOR OBTAINING CONSENTS. Following the execution and delivery of this Agreement and prior to the First Closing, and thereafter as necessary, the parties hereto shall cooperate with one another to satisfy the obligations set forth on Schedule 7.1 attached hereto.

     7.2 NON-DISCLOSURE. UAM and Heitman, on the one hand and the Sellers on the other hand agree that no disclosure of the negotiation or execution of this Agreement or the transactions contemplated hereby shall be made to clients of the Business or to other persons not employed by the Business or its attorneys and accountants in advance of the publication by UAM of a press release on such matters, except in accordance with procedures established by UAM, in order to comply with federal securities laws and the rules of the New York Stock Exchange and except as required by law or pursuant to government inquiry. Notwithstanding the foregoing, UAM shall, in advance of publishing any such press release, obtain approval of such press release from Judd Malkin and Neil Bluhm, which approval shall not be unreasonably withheld.

     7.3 FILINGS. Prior to or on the First Closing Date, the parties shall cooperate to prepare and, if requested by UAM, to file all documents and forms and amendments to forms, including without limitation Form ADV-W filed with the Securities and Exchange Commission and corresponding state forms for each of the Purchased Corporations and Subsidiary Partnerships listed on Schedule 7.3 hereto (the "Withdrawing Advisers"), amended Form ADV and corresponding state forms for Heitman or its designee and for JMBIR and each of the Purchased Partnerships listed on Schedule 7.3 hereto., a Form 8-K, a New York Stock Exchange listing application covering UAM Common Stock issuable upon exercise of the Warrant to be issued hereunder, applications for state and local tax lien waivers, forms required by the Hart-Scott-Rodino Act (as defined in Section 9.17 below) and all other documents which are or will be required to be filed or delivered under UAM's New York Stock Exchange listing agreement and the Exchange's rules and under applicable federal and state laws and regulations promulgated thereunder, including without limitation the Investment Advisers Act of 1940 and applicable state advisers acts, as a result of the consummation of the transaction contemplated by this Agreement. The parties agree that any filing fees payable in connection with compliance with the requirements of the Hart-Scott-Rodino Act shall be paid by the party required to make the related filing.

     7.4 CLOSING CONDITIONS. Each of the Sellers shall use its best efforts to cause the satisfaction of all conditions precedent to UAM's and Heitman's obligations hereunder set forth in Article IX. UAM and Heitman shall use their best efforts to cause the satisfaction of all conditions precedent to the Sellers' obligations hereunder set forth in Article X and to cause the satisfaction of the conditions set forth in Sections 9.13, 9.15, 9.16, 9.26 and
9.18 and to obtain the bank consents referred to in Section 5.9 hereof. The Sellers shall cause all of the parties to the Related Agreements (other than UAM, Heitman or their Affiliates) to execute and deliver each of the Related Agreements.

     7.5 RETURN OF CONFIDENTIAL INFORMATION. As soon as practicable after the execution hereof, the Sellers and their agents and representatives shall exercise their rights under all confidentiality agreements with parties other than UAM to obtain the return or destruction of all confidential information concerning the sale of the Business delivered thereunder.

     7.6 THIRD PARTY DISCUSSIONS. The Sellers covenant and agree that, following the execution and delivery of this Agreement and at all times prior to the First Closing, none of them shall provide any material non-public information concerning the Business or the Purchased Assets to anyone other than UAM and Heitman or their lending banks or clients of the Business in the ordinary course of business nor meet, discuss or negotiate with anyone other than UAM and Heitman with respect to the acquisition of all or any part of the Purchased Assets, Business, or securities of any of the Corporate Sellers, Partnership Sellers or Subsidiary Partnerships, whether by purchase or business combination.

     7.7 AGREEMENT RELATING TO MUTUAL FUNDS The Sellers agree to use their best efforts to cause to be prepared and filed with the Securities and Exchange Commission proxy materials for meetings of the shareholders of the Funds and to use their best efforts to cause proxy solicitation to be undertaken in order that such meetings be held prior to January 31, 1995, at which the approval of the shareholders of the Funds will be sought for new investment advisory agreements with a subsidiary or Heitman substantially in the form of Sellers' existing advisory agreements with the Funds (the "New Fund Agreements") with respect to the Funds to be effective by such date, and for such other matters as may be required by the Investment Company Act of 1940, as amended, including specifically Section 15(f) thereof relating to the sale of investment advisers. The Sellers agree to seek the approval of the New Fund Agreements by the Funds' boards of directors (or the equivalent) acting in accordance with Section 15(c) of the Investment Company Act of 1940.

     The New Fund Agreement with any Fund shall have been approved by the board of directors (or the equivalent) and the shareholders of such Fund in conformity with the Investment Company Act of 1940, including without limitation Sections 15(a) and (c) thereof, and the regulations promulgated thereunder and with any applicable state statutes and regulations, and as of the Second Closing shall be in full force and effect. As of the Second Closing, at least 75% of the members of the board of directors of each Fund which is listed on Schedule 1.3A as of the Second Closing shall not be interested persons (as such term is defined in the Investment Company act of 1940) of the Business or Heitman and shall have been selected, proposed for election, and elected in accordance with Section 16(b) of that Act; and the composition of the board of directors of each Fund which is listed on Schedule 1.3A as of the Second Closing shall comply with
Section 10 of that Act.

     7.8 AGREEMENT ON SPECIFICATIONS FOR TENANT BUILD-OUT OF SUBLEASED OFFICE SPACE. JMBRC and Heitman hereby agree to enter into a Sublease substantially in the form attached hereto as Exhibit Q (the "Sublease") and JMBRC agrees to cause the "Master Landlord" to enter and consent thereto at the First Closing. The parties intend for the Sublease premises to consist of two (2) contiguous floors of office space in the property identified in the Sublease, that the office space shall be for the employees of the Business in property management, leasing and other related operations to be employed by Heitman after the First Closing, and that the office space will be self contained, independent and contiguous and consistent in terms of quantity and quality with the space and ancillary facilities such as conference rooms which such employees have had available to them as employees of the Business The parties also intend for the Sublease to provide a reasonable procedure for constructing necessary improvements to the space to satisfy the foregoing requirements, following the First Closing, and for an orderly time-table for such employees to move into the Sublease Premises. As soon as practicable after the date hereof, JMBRC shall prepare and submit detailed plans and specifications for such improvements to the Sublease Premises, and a final form of Sublease, to Heitman for approval, which approval shall not be unreasonably withheld or delayed.

     7.9 PROHIBITION ON SERVICING CLIENTS. Heitman covenants and agrees that, if this Agreement shall be terminated pursuant to Section 12.1 hereof, then, for the seven-year period following the date hereof, Heitman shall not provide investment advisory services or property management services to JMB Group Trusts I-V and Endowment I-IV in respect of any property in which such clients have an interest, unless such client shall have asked Heitman to provide such services. Nothing contained in this Section 7.9 shall prohibit Heitman from responding to a request for proposal or other solicitation for any such services.

     7.10 WITHDRAWAL FROM EMPLOYEE BENEFIT PLANS. Prior to or on the First Closing Date, the Sellers shall take all steps necessary for each of the Purchased Corporations, Purchased Partnerships and Subsidiary Partnerships to withdraw from and terminate its participation in and benefit accrual of its employees under each Benefit Plan and have no liability with respect to any Benefit Plan or multiemployer plan as defined in such Section 4001(a)(3).

     7.11 PROPERTY MANAGEMENT CONTRACTS. Before the First Closing, the Sellers shall cause to be amended the Property Management Contracts in the manner set forth on Schedule 7.11 hereto

     7.12 JOINT VENTURE AGREEMENT. The parties shall negotiate in good faith to reach agreement on the creation of a joint venture or other arrangement whereby Heitman will provide property management services to properties identified by the Sellers after the First Closing, and in connection therewith, the Sellers would receive payments equal to 15% of the gross property management fees earned on such services.

     7.13 SUBADVISORY AGREEMENT. The parties shall prior to the First Closing negotiate in good faith an agreement as to the form of a subadvisory agreement between JMBIR and Heitman (or its subsidiary) with respect to assets under management for the Endowment and Foundation Realty Partnership-JMB-I. Such agreement shall provide for payment of fees as reflected in Schedule 1.3A hereto for so long as such fees are due under the applicable organizational documents for such partnership.

Article VIII.  CONDUCT OF THE BUSINESS PRIOR TO THE FIRST CLOSING DATE.

     The Sellers agree that, from the date hereof to the First Closing Date, except as set forth on Schedule 8 or as otherwise consented to or approved by UAM in writing or required by this Agreement:

            (a) Except for Exhibit S, no change shall be made in the Articles of Incorporation or the By-laws of any of the Corporate Sellers or Purchased Corporations, or in the partnership agreement of any of the Partnership Sellers, Purchased Partnerships or Subsidiary Partnerships, nor shall any option, warrant, call, commitment, right or agreement of any character be granted or made with respect to the Corporate Interests or Partnership Interests.

            (b) With respect to the Business, no increase shall be made in the rate of compensation payable or to become payable by the Sellers to any director, officer, employee or agent, no person shall be elected an officer of any of the Sellers and no change shall be made in the office of any officer of any of the Sellers or the responsibility of any such officer except as occasioned by the death, resignation or disablement of any officer; and no collective bargaining agreement, bonus, stock option, profit-sharing, compensation, pension, welfare, retirement or other similar arrangement, or employment contract shall be entered into or materially changed by any of the Sellers or employers of the Employees with respect to such employers. All bonuses and vacation pay payable to any director, officer, employee or agent of the Business for 1994 and/or any prior period shall be paid in full prior to the First Closing. The amounts of all such bonuses and vacation pay paid shall be as set forth in Schedule 8.

            (c) No capital expenditure (other than for ordinary repairs and maintenance) shall be incurred or contracted for and no litigation shall be settled with respect to the Business (which does not include capital expenditures or litigation with respect to the assets of the clients of the Business) without prior consultation with UAM, and no such capital expenditure or settlement in excess of $50,000 shall be made without UAM's consent.

            (d)     The Business shall be conducted in the ordinary course.
They shall cause the Business to meet all of its obligations as they become due, and to use best efforts to continue to solicit new clients and to offer investment advisory services in the ordinary course of business subject to obligations imposed upon the Sellers by this Agreement, to maintain its corporate records, to keep the Receivables current consistent with past practice, to preserve the business organization and properties of the Business intact, to keep available the services of the Business's employees, and to preserve the goodwill of the Business's clients, suppliers, and others with whom business relationships exist. The fee rates which were in effect on July 1, 1994 shall not be changed.

            (e) The Sellers shall afford to UAM, Heitman and their representatives free access to the properties and records of the Business during normal business hours and upon reasonable notice in order that UAM and Heitman may have full opportunity to make such investigation as they shall desire of the Business's affairs for purposes consistent with this Agreement. UAM and Heitman will cause all information so obtained which is not in the public domain to be held confidential, and will cause all documents obtained during such investigation to be returned promptly to the Sellers in the event of the termination of this Agreement.

Article IX. CONDITIONS PRECEDENT TO UAM'S AND HEITMAN'S OBLIGATIONS.

     All obligations of UAM and Heitman under this Agreement are subject to the fulfillment and satisfaction, prior to or at the First Closing, of each of the following conditions, any one or more of which may be waived by UAM:

     9.1 DELIVERY OF DOCUMENTS OF TRANSFER. The Sellers shall have delivered to Heitman or its designated direct or indirect subsidiaries all such documents of transfer, assignment or assumption as Heitman or its counsel may reasonably require in order to consummate the purchase and sale of Purchased Assets hereunder and shall have transferred that portion of the Cash allocable to the Warrants to UAM.

     9.2 EMPLOYMENT AGREEMENTS. Each of the employment agreements with employees of the Business listed on Schedule 9.2 hereto shall be in full force and effect and there shall be no breach thereunder.

     9.3 REPRESENTATIONS AND WARRANTIES TRUE AT THE FIRST CLOSING DATE. The representations and warranties of the Sellers contained in this Agreement shall be true in all material respects at and as of the First Closing Date as though newly made at and as of that time. The Indemnitors shall have delivered to UAM a certificate in the form of Exhibit L hereto, dated as of the First Closing Date and signed by each of the Sellers certifying as to the truth and accuracy of the representations and warranties and the performance of the obligations in all material respects required to be performed by the Sellers or any of them, under this Agreement.

     9.4 INDEMNITORS' CERTIFICATE. The Indemnitors shall have delivered a certificate, dated as of the date of the First Closing, in the form of Exhibit M hereto, certifying that since the delivery of each Corporate Seller's Articles or Certificate of Incorporation and By-laws pursuant to Section 3.2 above, there have been no amendments or other modifications thereof; that true, complete and accurate copies of the minutes of meetings of the Board of Directors and Stockholders (or consents in lieu thereof) have been delivered to UAM; that attached to the certificate are true and complete copies of a resolution of such Corporate Seller's Board of Directors and Stockholders authorizing the transactions contemplated hereby; and that the officers of such Corporate Seller are those persons named in the certificate.

     Such certificate shall also certify that since the date of delivery of the Articles or Certificate of Incorporation, By-laws and meeting minutes for each Purchased Corporation and each Partnership Seller's, Purchased Partnership's and Subsidiary Partnership's partnership agreement, there have been no amendments or other modifications thereof, except for the Partnership Amendments attached hereto as Exhibit S.

     9.5 ASSIGNED ANNUAL BILLINGS. The The obligations and conditions described on Schedule 9.5 hereto shall have been satisfied. At the First Closing, the Indemnitors shall deliver a certificate in the form of Exhibit N as to the matters set forth therein.

     9.6 APPROVALS. Any consent, approval, authorization or order of any court, governmental agency, administrative body or other person or entity (including without limitation consents of lessors of any property leased by the Business and consents of unions representing any Employee) required for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in effect on the First Closing Date. Heitman and UAM shall have obtained the required consents referred to in Section 5.9.

     9.7    OPINION OF COUNSEL FOR THE SELLERS.
The Sellers shall have delivered to UAM an opinion from Mayer, Brown and Platt of Chicago, Illinois, counsel for the Sellers in the form attached hereto as Exhibit T.

     9.8 THE SELLERS' PERFORMANCE. Each of the obligations of any of the Sellers to be performed on or before the First Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the First Closing Date.

     9.9 CONDUCT OF THE BUSINESS PRIOR TO THE FIRST CLOSING DATE. The Business shall have been conducted in accordance with the provisions of Article VIII and Schedule 8 hereto.

     9.10 CERTIFICATE RELATING TO REAL PROPERTY INTERESTS. The Sellers shall have executed a certificate in the form of Exhibit O hereto relating to foreign ownership of real estate interests in the United States.

     9.11 APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates, and other documents hereunder (including the Related Agreements) shall be reasonably satisfactory in all respects to UAM and its counsel.

     9.12 EXAMINATION OF BOOKS AND RECORDS. For purposes of compliance with and performance of this Agreement, UAM and Heitman, acting through their own management and personnel or through counsel, accountants, or other representatives designated by them, shall have been afforded during normal business hours and upon reasonable notice full and complete opportunity to examine and investigate all aspects of the Business's affairs, assets and liabilities, including without limitation, the Corporate Sellers' and Purchased Corporations' minute books and stock transfer records, financial books and records, the Partnership Sellers' partnership agreements and all amendments thereto, the workpapers of the Business's independent public accountants, the Investment Advisory Contracts and Property Management Contracts, titles and leases to properties, loan and other agreements, the condition of its facilities and equipment, and the collectibility of accounts receivable. UAM and Heitman shall also have been afforded the opportunity to confer with the Business's advisory clients, if deemed necessary by UAM, provided, however, that a representative of the Business shall be permitted on reasonable notice to participate in such discussions or conferences.

     9.13 ADVISERS ACT REGISTRATION. Amendments to the registration as an investment adviser of Heitman Advisory Corporation and each Dissolving Partnership (as defined in Section 9.14 hereof) which is so registered as an investment adviser and withdrawal of amendment, as appropriate, of the registration of each Registered Adviser as an investment adviser under the Investment Advisers Act of 1940 and under applicable state investment advisory statutes shall have been filed and become effective as contemplated by Article VII, if so requested by UAM.

     9.14 DISSOLUTION OF CERTAIN SUBSIDIARY PARTNERSHIPS AND EXECUTION OF PARTNERSHIP AMENDMENTS. The Sellers shall have caused the Subsidiary Partnerships listed on Schedule 9.14 hereto (the "Dissolving Partnerships") to have distributed all their assets to the Purchased Corporations, Purchased Partnerships and/or Subsidiary Partnerships which own them, and to be dissolved prior to the First Closing. The Sellers shall have caused the Partnership Amendments attached hereto as Schedule S to have been executed and delivered and the same shall be in full force and effect as of the First Closing.

     9.15 LIFE INSURANCE. Life insurance policies on the lives of the individuals listed in Schedule 9.15 shall have been obtained by UAM or Heitman, as UAM shall require, at UAM's sole expense.

     9.16 FORM 8-K. The Sellers shall have provided such records, including without limitation the work papers of the Business' bookkeepers and accountants, as may be reasonably required by UAM in connection with UAM's obligation to file a report of its acquisition of the Purchased Assets hereunder with the Securities and Exchange Commission on Form 8-K and, in the reasonable judgment of UAM, UAM shall be in a position timely to file such report, if any, after the First Closing.

     9.17   HART-SCOTT-RODINO FILING.  The provisions of 15 U.S.C.
Section 18a(a) and (b) (the "Hart-Scott-Rodino Act") shall have been complied with to the reasonable satisfaction of

UAM or, in UAM's judgment, an exemption from the requirements of such section shall be available for the transactions contemplated by this Agreement.

     9.18 EXCHANGE LISTING. The New York Stock Exchange shall have notified UAM that the Exchange has approved UAM's application to list upon official notice of issuance the shares of UAM Common Stock issuable in connection with this Agreement.

     9.19 SELLERS' RELATIONSHIP WITH CLIENT INVESTMENT VEHICLES. Except as set forth on Schedule 9.19 hereto, the Sellers shall have obtained and delivered to UAM all documentation required to convert any equity interests owned by any of the Sellers in investment vehicles organized for the benefit of clients of the Business as identified on Schedule 3.9 hereto into special interests with no power to manage or control the activities of such entities and shall have resigned as an officer or director of any such vehicle which is a corporation.

     9.20 RESIGNATIONS OF TRUSTEES. As required by UAM by written notice at least seven days prior to the First Closing, the Sellers shall have obtained and delivered to UAM the resignations of all persons affiliated with any Seller who is serving as a trustee of any pooled investment entity which is a party to any Investment Advisory Contract or Property Management Contract.

     9.21 SUBLEASE. The Sellers shall have caused the appropriate parties to execute and deliver to Heitman the Office Sublease attached hereto as Exhibit Q, subject to and in accordance with Section 7.8 hereof.

     9.22 SERVICE BUREAU AGREEMENT. The Service Bureau Agreement attached hereto as Exhibit R shall continue in full force and effect and there shall be no breach thereunder.

     9.23 SOFTWARE LICENSE. The Sellers shall have caused the appropriate parties to execute and deliver to Heitman the Software License Agreement attached hereto as Exhibit F.

     9.24 TRADENAME LICENSE. The Sellers shall have caused the appropriate parties to execute and deliver to Heitman the Tradename License Agreement attached hereto as Exhibit E.

     9.25 OTHER AGREEMENTS. The Sellers shall have caused the appropriate parties to execute and deliver the agreements set forth on Schedule 9.25 hereto.

     9.26 PRA NEWCO REGISTRATION. Registration of PRA Newco as an investment adviser under the Investment Advisers Act of 1940 and under applicable state investment advisers' statutes shall have been filed and become effective prior to the Second Closing.

     9.27 SUBADVISORY AGREEMENT. The Sellers shall have caused the appropriate parties (other than HAC) to execute and deliver the Subadvisory Agreement described in Section 7.13 hereto.


Article X.  CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS.


     All obligations of the Sellers under this Agreement are subject to the fulfillment and satisfaction, prior to or on the First Closing Date, of each of the following conditions, any one or more of which may be waived by the Sellers:

     10.1 OPINION OF UAM'S AND HEITMAN'S COUNSEL. UAM shall have furnished to the Stockholders an opinion dated as of the First Closing Date of Hill & Barlow, of Boston, Massachusetts, and Wildman, Harrold & Dixon of Chicago, Illinois counsel to UAM and Heitman, in the forms attached hereto as Exhibit U.

     10.2 REPRESENTATIONS AND WARRANTIES TRUE AT THE FIRST CLOSING DATE. Except as expressly contemplated by this Agreement, the representations and warranties of UAM and Heitman contained in this Agreement shall be true in all material respects at and as of the First Closing Date as though newly made at and as of that time. UAM and Heitman shall have delivered to the Sellers a certificate in the form of Exhibit P hereto, dated as of the First Closing Date and signed by a duly authorized officer of UAM and Heitman, certifying as to the truth and accuracy of the representations and warranties and the performance of all of the obligations required to be performed by UAM and Heitman, or either of them, under this Agreement.

     10.3 PERFORMANCE OF UAM AND HEITMAN. All of the obligations of UAM or Heitman to be performed on or before the First Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the First Closing Date.

     10.4 AUTHORITY OF UAM AND HEITMAN. All corporate action required to be taken by or on the part of UAM or Heitman to authorize the execution, delivery and performance of this Agreement by UAM and Heitman and the consummation of the transactions contemplated hereunder shall have been duly and validly taken and each of UAM and Heitman shall have provided to the Sellers copies of resolutions and consents of their respective Boards of Directors evidencing such corporate action, certified by its secretary or assistant secretary.

     10.5 APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in all respects to the Sellers and their counsel.

     10.6 HART-SCOTT-RODINO FILING. The provisions of the Hart-Scott-Rodino Act shall have been complied with to the satisfaction of Sellers or, in Sellers' judgment, an exemption from the requirements of such section shall be available for the transactions contemplated by this Agreement.

     10.7 EXCHANGE LISTING. The New York Stock Exchange shall have notified UAM that the Exchange has approved UAM's application to list upon official notice of issuance the shares of UAM Common Stock issuable in connection with this Agreement.

     10.8 APPROVALS. Any consent, approval, authorization or order of any court, governmental agency, administrative body or other person or entity (including without limitation consents of lessors of any property leased by the Business) required for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in effect on the First Closing Date. Heitman and UAM shall have obtained the required consents referred to in
Section 5.9.

     10.9   OTHER AGREEMENTS.   Heitman and UAM  shall  have caused the
appropriate parties to execute and deliver the agreements set forth on Schedule
9.25 hereto.

     10.10 SUBLEASE. Heitman shall have executed and delivered the Sublease attached hereto as Exhibit Q, subject to and in accordance with Section 7.8 hereof.

.
Article XI. POST-CLOSING COVENANTS.

     11.1 NON-COMPETITION. (a) Each Seller listed on Schedule 11.1 hereto ("Non-compete Sellers") covenants severally and not jointly that for five years following the date hereof (seven years with respect to 11.1(a) (iii) only) such Non-compete Seller shall not directly or indirectly:

     (i) Provide or offer or attempt to provide, whether as an officer, director, employee, partner, consultant, adviser, subsidiary, independent contractor or otherwise, real estate investment advisory services to any Institutional Investor (as defined below) or property management services to any person or entity including, without limitation any person or entity who is a Client; or

     (ii) Intentionally interfere with UAM's or Heitman's relations with any person or entity who at any time during such period was a Client (which means Past, Present and Potential Client) provided, however, that this subsection (ii) shall not prohibit a Non-compete Seller from conducting or attempting to conduct business with any Client not otherwise prohibited by this Section 11.1; or

     (iii) Induce or attempt to induce directly or indirectly any employee of UAM or Heitman to terminate his or her employment, or hire or attempt to hire, directly or indirectly, any such person, other than an employee as to which Heitman has notified Sellers was terminated at Heitman's election.

            (b) The terms "Past Client" shall mean at any particular time any person or entity who at any point prior to such time (at any point during the two years prior to such time, for Claeys only) has been but at such time is not an advisee, investment advisory customer, property management customer, or client of the business or a participant in any pooled investment vehicle advised by the Business. The terms "Present Client" shall mean at the time it is being determined any person or entity who is at such time an advisee, an investment advisory customer, property management customer, or client of the Business or a participant in any pooled investment vehicle advised by the Business. The terms "Potential Client" shall mean at the time it is being determined any person or entity to whom the Business, through any of its officers or employees, has within five years (two years for Claeys only) prior to such time offered (by means of a personal meeting, telephone call, or a letter or a written proposal specifically directed to the particular person or entity) to serve as investment adviser or property manager (directly or indirectly) but who is not at such time an advisee or investment advisory or property management customer or client of the Business or a participant in any pooled investment vehicle advised by the Business. The preceding sentence is meant to exclude form letters and blanket mailings. The term "Client" when used herein shall include all Past, Present and Potential clients as heretofore defined. For purposes hereof, the term "Institutional Investor" shall mean any employee retirement or benefit plan, endowment, foundation, charitable organization or other tax exempt entity and other entities of the type to which the Business now provides real estate investment advisory services, which entity has total assets in excess of $20,000,000. The parties agree that TIAA/CREFF is not an "Institutional Investor" and an entity unaffiliated with a Non-compete Seller which is not otherwise an Institutional Investor will not be deemed an Institutional Investor merely because any of its partners, investors or shareholders are Instituional Investors, provided that the decision to invest with a Non-compete Seller is not made by such Non-compete Sellers, partners, investors or shareholders and provided further that the Non-compete Seller is not involved directly or indirectly in raising investments in such entity through the use of such Non-compete Seller's name or reputation. A Non-compete Seller may enter into joint ventures with insurance companies so long as such Non-compete Seller is not providing, directly or indirectly, real estate investment advisory or property management services.

             (c) Notwithstanding the provisions of Subsection 11.1(a), a Non-compete Seller or his Affiliates may enter into real estate investments in any form with any Institutional Investor which would otherwise be prohibited by Section 11.1(a), including without limitation any Institutional Investor which is a party to an

     Investment Advisory Contract and/or Property Management Contract, so long as (i) such Non-compete Seller or his Affiliates makes at least a 10% Cash Investment, as defined below, (ii) no Asset Management Fee, as defined below, is paid to any Non-compete Seller or his Affiliates (other than Heitman or its subsidiary) in connection with such investment or the ongoing operations of any entity created for the purpose of such investment, (iii) no property management fee is paid to any Non-compete Seller or his Affiliate in connection with such investment, (iv) the Non-compete Seller or his Affiliates use their best reasonable efforts (subject to the rights of any joint venturer, co-owner or other investor) to cause the investors to retain Heitman or an affiliate of Heitman to provide property management services in connection with such investment and, (v) no investment advisory fee is paid to any person or entity (subject to the rights of any joint venturer, co-owner or other investor). Furthermore, the parties agree that nothing in this Section 11.1 shall prohibit any Non-compete Seller from entering into any real estate investment with any Institutional Investor so long as Heitman or one of its subsidiaries is engaged as investment advisor and property manager with respect thereto. A "10% Cash Investment" shall mean cash invested in the investment in an amount equal to 10% of the total funds invested as equity by Institutional Investors ("invested as equity by Institutional Investors" shall exclude debt from Insitutional Investors where the debt would reasonably be considered debt for federal income tax and state law purposes), provided, however, that if Institutional Investors invest any funds in a form other than equity such cash investment must be in an amount equal to the greater of 10% of the total funds invested as equity by Institutional Investors or 4% of all funds invested in the investment as either debt or equity. The term "Asset Management Fee" shall mean any guaranteed payment or fee of any kind or any distribution (other than a distribution of sale or refinancing proceeds) which is prior in time to distributions to Institutional Investors, excluding reimbursed actual out-of-pocket expenses. An Asset Managment Fee shall not include (x) any payment (including distributions) in an amount which is disproportionate to the payee's capital investment in such entity, the amount of which payment is based on net cash flow of the entity after payment of all expenses and interest of the entity, or (y) any payment (including distributions) in an amount which is disproportionate to the payee's capital investment in such entity, the amount of which payment is based on the proceeds from the sale or refinancing of assets of the entity, or (z) an Acquistiion Fee as defined below or any tax allocation. Notwithstanding the foregoing, in connection with any investment which is otherwise subject to this Section 11.1(c), a Non-compete Seller may receive any payment or fee from an Institutional Investor, in an amount which is disproportionate to the payee's capital investment in such entity, made in connection with the formation of such entity or acquisition of assets of an entity (an "Acquisition Fee"), provided that within 30 days of payment of any Acquistion Fee in connection with any such investment, the Non-compete Seller shall pay to UAM or Heitman that amount which equals 20% of such Acquisition Fee. Within a reasonable time prior to making any such investment, the Non-compete Seller shall notify UAM of his intention to do so and provide UAM with a brief summary of the terms of such investment (excluding identification of the specific property or asset involved) and a description of any Asset Management Fees which might be paid in connection with such investment. The Non-compete Seller shall promptly provide to UAM such documentation relating to the investment, that reasonably allows UAM to review all fee arrangements concerning the investment, including the relevant pages of the partnership agreement for such investment. All such material shall be kept confidential by UAM.

            (d)     The parties understand and agree that nothing in this
     Section 11.1 shall limit the Non-compete Sellers from partcipating in the activities identified on Schedule 11.1 hereto.

            (e) Each Non-compete Seller agrees that the periods of time and the unlimited geographic area applicable to the covenants of this
     Section 11.1 are reasonable, in view of the payment of the Purchase Price hereunder, the geographic scope and nature of the Business, the Sellers' knowledge of the Business, and the Sellers' relationship with the Business's and its clients. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as are adjudged to be reasonable.


     11.1A  (a)     During the longer of six years following the First Closing
Date or while Jerome J. Claeys, III ("Claeys") is employed by Heitman or UAM, Claeys shall not, except in the course of his employment with Heitman or UAM, directly or indirectly:

     (i) Provide or offer or attempt to provide, whether as an officer, director,employee, partner, stockholder, consultant, adviser, subsidiary, affiliate, independent contractor or otherwise, institutional real estate investment advisory or property management services to any person or entity;

     (ii) Interfere with the Companies' business relations with any person or entity who at any time during such period was a Client (which means Past, Present, and Potential Client); or

     (iii) Induce or attempt to induce directly or indirectly any professional employee of the Companies to terminate his or her employment, or hire or attempt to hire, directly or indirectly, any such person.

     (b) Until the later of two (2) years following the termination of Claeys' employment with Heitman or UAM, or eight (8) years from the First Closing Date, Claeys shall not, directly or indirectly:

     (i) Provide or offer or attempt to provide, whether as an officer, director, employee, partner, independent contractor or otherwise, institutional real estate investment advisory or property management services to any person or entity who as of the date of the termination or expiration of Claeys' employment with Heitman or UAM was or had been a Client (which means Past, Present, and Potential Client);

     (ii) Interfere with the Companies' business relations with any person or entity who as of the date of the termination or expiration of Claeys' employment with Heitman was a Client (which means Past, Present, and Potential Client); or

     (iii) Induce or attempt to induce directly or indirectly any professional employee of the Companies to terminate his or her employment, or hire or attempt to hire, directly or indirectly, any such person.

     (c) Notwithstanding the provisions of Subsection 11.1A(b)(i) above, Claeys may after the longer of six year term of his employment agreement with Heitman become employed by a subsequent employer which provides institutional real estate investment advisory services to one or more Clients if: (1) Claeys does not directly or indirectly through persons whom he supervises, solicit any person or entity who was a Client as of the date of the termination of Claeys' employment with Heitman to become an investment advisory client of the subsequent employer; (2) Claeys is not directly or indirectly through persons whom he supervises involved in institutional real estate investment management on behalf of the subsequent employer for any Client of Heitman or the Business unless such Client was a client of the subsequent employer for at least one year prior to the time Claeys commenced working for such subsequent employer; and (3) the subsequent employer is not a business which Claeys has established, sponsored or founded, or in which he owns more than a five percent (5%) equity interest.

     (d) Also notwithstanding the provisions of Subsection 11.1A(b)(i) above, if Claeys after the the six year term of his employment agreement with Heitman becomes employed by an Institutional Manager (as hereinafter defined), Claeys may provide or offer to provide institutional real estate investment advisory services, in the course of such subsequent employment, to a Potential Client provided that Heitman or the Business, through any of its officers or employees, had not offered to serve as institutional real estate investment adviser to such Potential Client (by means of a telephone call, personal meeting, or a written proposal but not by means of any general solicitation) within one year prior to the date of the termination of Claeys's employment with Heitman, the Business, or UAM. For purposes hereof, the term "Institutional Manager" shall mean an insurance company, a bank or an institutional real estate investment advisory firm that has (at the time such institutional manager hires Claeys) assets under management in excess of One Billion Dollars ($1,000,000,000).

     (e) Notwithstanding the provisions of Subsections 11.1A(a)(i) and 11.1A(b)(i), Claeys may render without compensation investment advisory or property management services to any immediate member of Claeys' family, which shall include Claeys and any trust or account which is comprised entirely of assets held for the benefit of Claeys and/or immediate members of his family. Nothing contained in this Section 11.1A shall prohibit Claeys from owning not more than 1% of the equity securities of any entity which operates a business competitive with the business of the Companies, the securities of which are traded on a national securities exchange or on the National Market System of NASDAQ.

     (f) Claeys and Heitman agree that the periods of time and the unlimited geographic area applicable to the covenants of this Section 11.1A are reasonable, in view of the geographic scope and nature of the business in which Heitman is engaged, Claeys'knowledge of Heitman's business, and Claeys' relationships with Heitman's institutional real estate investment advisory and property management clients. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as are adjudged to be reasonable.

     (g) Notwithstanding anything to the contrary contained herein, for purposes of this Section 11.1A only, the term "Past Client" shall mean at any particular time any person or entity who at any point during the two years prior to such time had been but at such time is not an institutional real estate advisee, investment advisory customer, property management customer, or client of Heitman or any of the entities owned, in whole or in part, directly or indirectly, by Heitman (the "Companies") or a participant in a pooled investment vehicle advised by any of the Companies. The term "Present Client" shall mean at any particular time any person or entity who is at such time an institutional real estate investment advisory customer, property management customer, or client of the Companies or a participant in a pooled investment vehicle advised by any of the Companies. The term "Potential Client" shall mean at any particular time any person or entity to whom the Companies, through any of their officers or employees, has within two years prior to such time offered (by means of a personal meeting, telephone call, or a letter or written proposal specifically directed to the particular person or entity) to serve as an institutional real estate investment adviser or property manager (directly or indirectly through a pooled investment vehicle) or client of the Companies. The preceding sentence is meant to exclude form letters and blanket mailings and any other type of general solicitation. The terms "Client" or "Client List" when used in this Section 11.1A shall include all Past, Present and Potential Clients as defined in this Section 11.1A(g).

     11.2 CONFIDENTIALITY. Except in performance of services for Heitman, none of the Sellers shall use for his or its own benefit or disclose to or use for the benefit of any person outside Heitman, any information not already lawfully available to the public concerning any Intellectual Property (as defined below), including client lists, whether such person has such information in his memory or embodied in writing or other tangible form. All such Intellectual Property and such information concerning Intellectual Property, and all originals and copies of any Intellectual Property, and any other written material relating to the Business shall upon First Closing be the sole property of Heitman and/or its designated subsidiaries; PROVIDED, HOWEVER, that subject to these restrictions on confidentiality, the Sellers (i) may retain a copy of any book, record, document or other data included in Intellectual Property, and
(ii) after the First Closing, may upon reasonable notice and at reasonable times copy, at such Seller's expense, any book record, document or other data included in the Intellectual Property provided that such copying is for a purpose reasonably related to contractual and/or statutory obligations imposed upon such Seller. For purposes hereof, the term Intellectual Property shall mean all research, information, client lists, and all other investment advisory, property management, technical and research data which related to investment or property management advice of the Business as it was or is now rendered. Notwithstanding the foregoing, the Sellers may continue after the First Closing to use in their own businesses (both existing and in the future) any Intellectual Property in substantially the same manner as has been historically used in such businesses, provided that the conduct of any such business does not in any way otherwise violate any provision of this Agreement or any of the Related Agreements.

     Notwithstanding the foregoing, Intellectual Property shall not include any information which (a) is already in the possession of any unaffiliated third party (provided that such information is not subject to another confidentiality agreement with or other legal or fiduciary obligation of secrecy to the party to which the information relates; (b) becomes generally available to the public other than as a result of any obligation of the parties to maintain the confidentiality of such information; (c) becomes available to an unaffiliated third party on a non-confidential basis from a source other than the party to which such information relates provided that such source is not bound by a confidentiality agreement with or other legal or fiduciary obligation of secrecy to the party to which the information relates.

     11.3 FURTHER ASSURANCES. From time to time after the First Closing at the request of UAM or Heitman and without further consideration, the Sellers or any of them shall execute and deliver or cause to be executed and delivered any further instruments and take such other action as UAM and/or Heitman may reasonably require to consummate the transactions contemplated hereby. Nothing in this section shall be deemed a waiver by UAM or Heitman of its rights under
Article IX of this Agreement or a waiver by any of the Sellers of their rights under Article X of this Agreement. In addition, from time to time after the First Closing at the reasonable request of the Sellers, UAM and Heitman shall execute and deliver, or cause to be executed and delivered, any further instruments and take such other action as the Sellers may reasonably require to consummate the transactions contemplated hereby.

     11.4 AMENDMENT TO REGISTRATIONS AND FILING OF FORM 8-K. Each of the Sellers shall cooperate with UAM and Heitman to file Form 8-K with the Securities and Exchange Commission relating to the transactions contemplated hereby. Each of the Sellers shall cooperate with UAM and Heitman in order to permit UAM to file, if not filed prior to the First Closing Date, all registrations and amendments to registration or withdrawals of registration under federal and state laws requiring registration of investment advisers on behalf of Heitman Advisory Corporation and/or the Business.

     11.5 COMPLIANCE WITH HART-SCOTT-RODINO ACT. Each of UAM, Heitman and the Sellers covenant that from and after the First Closing each shall comply with any applicable provisions of the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby.

     11.6 ADDITIONAL COVENANTS. Each of the Sellers shall maintain in good condition all presently existing files, books, records and documents of the Business, and shall make the same available to UAM or its designee upon request, for the periods of time and in the locations required by the Investment Advisers Act of 1940 and the regulations promulgated thereunder, including without limitation regulation Section 275.204-2.

     After the First Closing (or the Second Closing, as applicable) the parties shall cooperate to comply with Sections 15(f) and 16(b) of the Investment Company Act of 1940 as they apply to the Funds listed on Schedule 1.3A as of the First Closing (or Second Closing) and generally to comply with the Investment Company Act of 1940 and the Investment Advisers Act of 1940 as they apply to Heitman, the Sellers, UAM and the clients of the Business. In particular, the parties each agree to use all reasonable efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act of 1940 as it applies to the Funds listed on Schedule 3.26. In that regard, Heitman agrees that: (a) for a period of not less than three years after the First Closing, it shall use its best efforts to assure that no more than 25% of the members of the board of directors or trustees of any such Fund shall be "interested persons" (as defined in such Act) of the investment adviser of such Fund or predecessor investment adviser thereto, and (b) Heitman will not take or recommend any action that would constitute an "unfair burden" within the meaning of Section 15(f) of such Act on any such investment company.

     11.7 PAYMENT OF SIGNING BONUSES. UAM and Heitman agree that Heitman shall pay to the employees listed on Schedule 11.7 who are entering into employment agreements with Heitman (or a subsidiary of Heitman) the cash portion of the signing bonus to be paid pursuant to Section 1 of such employee's employment agreement.

     11.8 PAYMENTS WITH RESPECT TO RESIDUAL FEE CALCULATIONS. The parties hereto acknowledge that certain of the Investment Advisory Contracts contain provisions calling for adjustment of the fees previously paid under such contracts, as described on Schedule 1.3A. To the extent that any such provision results in liability to a client of the Business attributable to any period prior to and including the First Closing Date or payment by any such client of additional fees attributable to any period prior to and including the First Closing Date, the parties agree that the annual net amount of any such liabilities or fees shall be payable by the Sellers to Heitman (if liabilities exceed fees) or Heitman to the Sellers(if fees exceed liabilities) in cash within thirty days after the end of each calendar year. For purposes of this
Section 11.8, any such fee adjustment shall be deemed to be attributable to periods prior to and including the First Closing Date if the applicable period used under the applicable Investment Advisory Contract for purposes of calculating such fee adjustment immediately preceding a sale or appraisal of the applicable property (as set forth in the applicable Investment Advisory Contract) includes any period prior to and including the First Closing Date, and, for purposes of determining the allocation of such liabilities or fees, to the extent of the differential between the fees paid by the client during such period and the fees that would have been paid if the value of the property had increased or decreased over such applicable period immediately preceding the date on which the property was sold or appraised on a straight-line quarterly basis from the valuation at the beginning of such applicable period to the actual sale price or appraised value of such property. Heitman covenants that it will pay to the appropriate client the amount of any liability arising from the contractual provisions described above which is actually paid by the Sellers to Heitman.

     11.9 EMPLOYEE BENEFIT LIABILITIES . The Sellers shall satisfy or shall cause , Affiliates to satisfy all liabilities to employees and former employees of the Business pursuant to each Benefit Plan and all liabilities to multiemployer plans as defined in Section 4001(a)(3) of ERISA with respect to which employees or former employees of the Business participated.

     11.10 IDENTIFICATION OF HEITMAN AS PROPERTY MANAGER. At all times after the First Closing and for so long as Heitman or any of its subsidiaries shall be a tenant of the office space in the building located at 900 North Michigan Avenue, Chicago, Illinois or for so long as Sellers or any of their Affiliates own such building, the Sellers agree that Heitman shall be identified as the property manager for the office portion of such building.

     11.11 OFFERS OF EMPLOYMENT TO CERTAIN SALARIED EMPLOYEES. Heitman (or an affiliate and/or Farrelly Building Services, Inc.) shall offer employment to all employees employed by the Business which are listed on Schedule 3.17 on the terms set forth herein. Each employment offer shall be at salary not less than the current salary paid to each such employee, as set forth on Schedule 3.17. The Sellers covenant and agree to reasonably cooperate with Heitman to cause each of the Employees offered employment by Heitman (or an affiliate and/or Farrelly Building Services, Inc.) to accept such offer and to reasonably cooperate with Heitman in all respects with the orderly transition of employment of such Employees.

     The Sellers shall or shall cause their Affiliates to continue in the same manner as for active employees of Sellers and their Affiliates for group life, accidental death and dismemberment, short term disability, and health (including dental) coverage under the Group Life Accident & Major Medical Insurance Plan for Employees of JMB Realty Corporation - Subsidiaries & Affiliates (Plan No.
501) and for group life and long term disability coverage under the Group Disability & Life Insurance Plan for Employees of JMB Realty Corporation - Subsidiaries & Affiliates (Plan No. 502) ("Continuation Plans") for each of the employees of the Sellers and their Affiliates in connection with the Business who on or after the First Closing are employed by Heitman (or an affiliate or Farrelly Building Services, Inc.) until the earliest of the following: (i) the employee's termination of employment with Heitman (or an affiliate or Farrelly Building Services, Inc.); (ii) after an employee's failure to remit the amount payable, if any, for such coverage by comparable active employees, which payment schedule was provided in writing to the employee, the date upon which coverage would cease because of nonpayment of premiums if the employee were an active employee of any Seller or any of its Affiliates; (iii) the last day of a month specified by Heitman in a written notice to Sellers, provided such written notice is provided at least ten days prior to such date; and (iv) June 30, 1995. Heitman (or an affiliate and/or Farrelly Building Services, Inc., as applicable) shall collect from each employee receiving coverage under this Section 11.11 and submit to Sellers, the amount described in (ii) above, on a pre-tax or after-tax basis as it shall determine in its sole discretion. Heitman (or an affiliate and/or Farrelly Building Services, Inc.) shall pay to the Sellers an amount equal to the sum of the difference with respect to each employee with the respective coverages between (a) the aggregate base premium (without the 2% administrative fee) used for purposes of continuation coverage rates under
Section 4980B of the Code and a premium calculated in a similar manner as mutually agreed upon between the parties for Continuation Plan coverage not subject to Section 4980B of the Code, to the extent applicable and (b) the employee's required contribution to the Continuation Plan determined in the same manner as for comparable active employees of the Sellers and their Affiliates, to the extent applicable. To the extent that a benefit under a Continuation Plan other than a benefit which is subject to Section 4980B of the Code cannot be provided on the current basis because of an insurance company's refusal to provide such coverage to former employees, the parties shall in reasonable good faith agree upon coverage as close as possible to such coverage without an increase in the total cost of the benefits that would be incurred under the insurance policies from time to time.

     11.12 USE OF NAME "PRA SECURITIES ADVISORS, L.P". The Sellers shall cause to be changed the name of PRA Securities Advisors, L. P. to a name which is not confusingly similar effective as of the Second Closing Date. Each of the Sellers acknowledges and agrees that UAM and Heitman are acquiring the exclusive use of the name "PRA Securities

Advisors, L.P" for which they will receive full and adequate compensation, and that none of them will use that name or any similar name subsequent to the Second Closing.

     11.13  INTENTIONALLY OMITTED  Intentionally omitted.

     11.14 BENEFIT PLAN QUALIFICATION MATTERS With respect to each Benefit Plan that is a funded employee pension benefit plan (as defined in Section 3(2) of ERISA), the Sellers shall cause or shall cause the Affiliates to cause: (1) the adoption, by the appropriate entity, of all amendments necessary or desirable to maintain the qualified status under Section 401(a) of the Code of each such Benefit Plan and to submit each such Benefit Plan, as amended, to the Internal Revenue Service for a letter on each such Benefit Plan determining that each such Benefit Plan continues to be so qualified; and (2) the adoption of such amendments and the submission to the Internal Revenue Service with respect to each such Benefit Plan no later than the end of the remedial amendment period applicable to that Benefit Plan for such amendments under Section 401(b) of the Code.

     11.15  IDENTITY OF SENIOR LENDERS.  UAM agrees that, for so long as the
Note is outstanding, it shall from time to time inform JMBRC of the identity of the Holders of Senior Debt, as such term is defined for purposes of the Subordination Agreement.


Article XII.   Termination

     12.1 TERMINATION. This Agreement may be terminated at any time on or prior to the First Closing Date:

     (a) with the mutual consent of UAM and the Sellers;

     (b) by written notice from the Sellers or UAM to the other, if the First Closing shall not have taken place on or before January 31, 1995 PROVIDED, HOWEVER, that if a party fails to perform an obligation hereunder and such failure has caused a delay in the satisfaction of the closing conditions, then the non-breaching party shall be entitled to extend such January 31, 1995 date to the extent of such delay, and further provided that such date shall be March 31, 1995 if the sole reason for the delay beyond January 31, 1995 is complying with the requirements of Hart-Scott-Rodino Act;

     (c) by written notice from the Sellers or UAM to the other, if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d) by written notice from the Sellers or UAM to the other, if the Purchase Price at First Closing, as adjusted, is less than an aggregate of $190,000,000 in aggregate of Short-Term Portion and Long-Term Portion, provided, however, that this Agreement shall not be terminated upon notice of the Sellers delivered pursuant to this Section 12.1(d) if UAM and Heitman shall agree to pay at least $190,000,000 in aggregate of Short-Term Portion and Long-Term Portion (and pro rata portion of Warrant) as calculated for both the First Closing and the Second Closing as the Purchase Price for the Purchased Assets hereunder.

     12.2   EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 12.1, all obligations of the parties hereunder, except for the obligations set forth in Section 13.5, which shall survive the termination of this Agreement, shall terminate without liability of any party (or any stockholder, partner, affiliate, director, officer, employee, agent, consultant or representative of such party) to any other party, except that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination, and the breaching party shall be fully liable for any and all losses, claims and damages sustained or incurred by any other party from such breach.


Article XIII.  GENERAL.

     13.1 ENTIRE AGREEMENT. All Exhibits and Schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement among the parties and there are no agreements, representations, or warranties by any of the parties hereto which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

     13.2 EQUITABLE RELIEF; BINDING EFFECT. The Sellers recognize and agree that Heitman's and UAM's remedy at law for any breach of the provisions of this Agreement would be inadequate and that for breach of such provisions Heitman and UAM shall, in addition to such other remedies as may be available to them at law or in equity or as provided in this Agreement, be entitled to injunctive relief by an action for specific performance to the extent permitted by law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement and all rights hereunder may not be assigned by the Sellers except by prior written consent of UAM or except to any Affiliate of the Sellers so long as the Sellers remain liable for the performance of each such assignee's obligations hereunder or by UAM or Heitman except by prior written consent of the Sellers.

     13.3 SEPARATE COUNTERPARTS. This Agreement may be executed in several identical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one fully executed counterpart in proving this Agreement.

     13.4 REPRESENTATIONS AND WARRANTIES. UAM and Heitman acknowledge that one or more of the Sellers may have no actual knowledge as to the representations and warranties contained in Article III of this Agreement. The parties hereto agree that such representations and warranties, together with the indemnification provisions contained in Article IV, are intended to allocate risk and economic cost as between UAM and Heitman on the one hand and certain of the Sellers on the other hand in the event such representations and warranties are breached. In no event, however, has any of the Sellers given any representation or warranty which he, she or it actually knows to be inaccurate.

     13.5 TRANSACTION COSTS. Except as may be otherwise expressly set forth herein, each party to this Agreement shall be responsible for his, her or its own legal, accounting and other expenses, if any, attendant to the negotiation and drafting of this Agreement and to the transactions contemplated by this Agreement.

     13.6 NOTICES. All notices hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

            (i)     If to UAM:

                    United Asset Management Corporation
                    One International Place
                    Boston, Massachusetts 02110
                    Attention: Norton H. Reamer

                    with a copy to:

                    Hill & Barlow
                    One International Place
                    Boston, Massachusetts 02110
                    Attention: John C. Vincent, Jr.

            (ii)    If to Heitman:

                    Heitman Financial Ltd.
                    180 N. LaSalle
                    Chicago, Illinois
                    Attention: Norman Perlmutter

                    with a copy to:

                    Hill & Barlow
                    One International Place
                    Boston, Massachusetts 02110
                    Attention: John C. Vincent, Jr.

            (iii)   If to the Sellers:

                    JMB Realty Corporation
                    900 North Michigan Avenue
                    Chicago, Illinois
                    Attn.: Judd Malkin


                    with a copy to:

                    Mayer, Brown & Platt
                    190 South LaSalle Street
                    Chicago, Illinois
                    Attn:  Edward J. Schneidman

     (iii)  If to a particular Seller, at such Seller's address as shown on
            Schedule I, hereto, with a copy to Mayer, Brown and Platt as stated above;

unless and until notice of another or different address shall be given as provided herein.

     13.7 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

     13.8 CAPTIONS. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     13.9 AFFILIATES. Except as used in Section 3.21 hereto, the term "Affiliates" as used throughout this Agreement shall have the meaning ascribed to it in Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     13.10 GENDER. All pronouns used herein shall include the masculine, feminine and neuter gender, as the context requires.

     13.11 GOVERNING LAW. The execution, interpretation, and performance of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts which apply to contracts executed and performed solely in Massachusetts. The parties hereto hereby consent to the non-exclusive jurisdiction of any state or federal court located within Suffolk County, Massachusetts, waive personal service of process, and assent that service of process may be made by registered mail to the parties' respective addresses as provided in Section 13.6, above, and shall be effective in the same manner as notices are effective under such Section 13.6.
                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a document under seal as of the date first above written.

                                United Asset Management Corporation



                                By: /s/ NORTON H. REAMER
                                   -----------------------------------
                                   Norton H. Reamer, President


                                Heitman Financial Ltd.



                                By: /s/ NORMAN PERLMUTTER
                                    ----------------------------------
                                    Norman Perlmutter, Chairman



                                SELLERS



                                /s/ NEIL G. BLUHM
                                --------------------------------------
                                Neil G. Bluhm


                                /s/ NEIL G. BLUHM
                                --------------------------------------
                                Andrew G. Bluhm, by Neil G. Bluhm as
                                attorney in fact

                                /s/ NEIL G. BLUHM
                                --------------------------------------
                                Neil G. Bluhm as attorney in fact for
                                Andrew G. Bluhm, Deere Park Partners - II,
                                Lamb Partners, Leslie N. Bluhm, and
                                Meredith A. Bluhm

                                /s/ BARRY A. MALKIN
                                --------------------------------------
                                Barry A. Malkin

                                /s/ BARRY A. MALKIN
                                --------------------------------------
                                Stephen J. Malkin, by Barry A. Malkin as
                                attorney-in-fact

                                /s/ BARRY A. MALKIN
                                --------------------------------------
                                Randi H. Malkin, by Barry A. Malkin as
                                attorney-in-fact

                                Malkin Group

                                By: /s/ BARRY A. MALKIN
                                    ----------------------------------
                                    Barry A. Malkin, as attorney-in-
                                    fact

                                /s/ STUART C. NATHAN
                                --------------------------------------
                                Stuart C. Nathan

                                Stuart C. Nathan 1981 Children's Trust
                                f/b/o Robert H. Nathan

                                /s/ JO ANN NATHAN
                                --------------------------------------
                                Jo Ann Nathan, not individually but as
                                Trustee

                                Stuart C. Nathan 1981 Children's Trust
                                f/b/o Scott A. Nathan

                                /s/ JO ANN NATHAN
                                --------------------------------------
                                Jo Ann Nathan, not individually but as
                                Trustee

                                SRS Partners

                                /s/ STUART C. NATHAN
                                --------------------------------------
                                Stuart C. Nathan, General Partner


                                /s/ JEROME J. CLAEYS
                                --------------------------------------
                                Jerome J. Claeys

                                JMB Realty Corporation

                                By: /s/ RIGEL BARBER
                                   -----------------------------------
                                    Rigel Barber, Chief Executive
                                    Officer

                                JMB Institutional Realty Corporation

                                By: /s/ JOHN M. NOELL
                                --------------------------------------
                                    John M. Noell, Vice President
                                    and General Counsel

                                JMB Institutional Realty Advisors, Inc.

                                By: /s/ JOHN M. NOELL
                                    --------------------------------------
                                    John M. Noell, Vice President
                                    and General Counsel

                                PRA Securities Advisors, L.P.

                                By: JMG/JWG, Inc., General Partner

                                By: /s/ JOHN M. NOELL
                                    ----------------------------------
                                    John M. Noell, Vice
                                    President and General Counsel

                                Institutional Associates, L.P.

                                By:  JMG/JWG, Inc., General Partner

                                By: /s/ JOHN M. NOELL
                                    ----------------------------------
                                    John M. Noell, Vice
                                    President and General Counsel

                                Realty Managers, Inc.

                                By: /s/ RIGEL BARBER
                                    ----------------------------------
                                    Rigel Barber, Vice President

                                JMB Real Estate Services, Inc.

                                By: /s/ DAVID HEJNA
                                    ----------------------------------
                                    David Hejna, Vice President

                                JMB Properties Co.

                                By: /s/ DAVID HEJNA
                                    ----------------------------------
                                    David Hejna, Senior Vice President

                                JMB Properties Company of Washington, Inc.

                                By: /s/ DAVID HEJNA
                                    ----------------------------------
                                    David Hejna, Vice President

                                JMG/JWG, Inc..

                                By: /s/ JOHN M. NOELL
                                    ----------------------------------
                                    John M. Noell, Vice President
                                    and General Counsel